EXHIBIT 10.20

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

Between

DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C.,

a Delaware limited liability company,

as Seller

and

HUDSON CAPITAL, LLC,

a California limited liability company

as Buyer

i

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”), dated for identification purposes as of May 18, 2010, is made and entered into by and between DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company (“Seller”), and HUDSON CAPITAL, LLC, a California limited liability company, or its designee (“Buyer”). The “Execution Date” of this Agreement shall be the date set forth below the signatures of Seller and Buyer of this Agreement, and if such date is different for Seller and Buyer, then the Execution Date shall be the later of the two dates.

R E C I T A L S :

A. Reference is made to that certain Ground Sublease executed by the parties on February 12, 1985 as evidenced by that certain Memorandum of Ground Sublease dated October 27, 1999 and recorded January 24, 2000 as instrument number 00-102664 in the official records of Los Angeles County, California, as amended by that certain First Amendment to Ground Sublease dated July 1, 2003 (the “Ground Sublease”), by and between Sears, Roebuck and Co., a New York corporation (“Sears”) and Seller (as successor-in-interest to The Torrance Company, a general partnership). Pursuant to the Ground Sublease, Seller is the ground subtenant of the Real Property located in the City of Torrance (“City”), County of Los Angeles (“County”), State of California (“State”) and more particularly described in Exhibit “A” attached hereto.

B. The Real Property is improved with the Improvements.

C. The Sub-leasehold estate and Improvements are herein collectively referred to as the “Project” which is commonly known as the “Del Amo Office”.

D. Capitalized terms shall have the meanings set forth in connection with the use of such terms. If no definition is so set forth such capitalized terms shall have the meanings set forth in Paragraph 1 of this Agreement.

E. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller’s right, title and interest in and to the Ground Sublease.

BASIC PROVISIONS

1.	Buyer:	Hudson Capital, LLC 11601 Wilshire Boulevard, Suite 1600 Los Angeles, California 90025-0317 Attn: Victor Coleman Attn: Howard Stern Telephone No. (310) 445-5700 Facsimile No. (310) 445-5710

2.	Buyer’s Counsel:

Elkins Kalt Weintraub Reuben Gartside LLP

1800 Century Park East, 7th Floor

Los Angeles, California 90067

Attn: Scott M. Kalt, Esq.

Telephone No. (310) 746-4402

Facsimile No. (310) 746-4499

E-Mail: skalt@elkinskalt.com

3.	Seller:

Del Amo Fashion Center Operating Company, L.L.C.

225 West Washington Street

Indianapolis, Indiana 46204

Attn: Brian Warnock

Telephone No. (317) 685-7328

Facsimile No. (317) 685-7275

E-Mail: bwarnock@simon.com

4.	Seller’s Tax Identification No.:	20-1095700

5.	Seller’s Counsel:

Robinson Wolenty & Young, LLP

8415 Allison Pointe Blvd., Suite 210

Indianapolis, Indiana 46250

Attn: Elizabeth Theobald Young, Esq.

Telephone No. (317) 587-7820

Facsimile No. (317) 587-7829

E-Mail: eyoung@rwylaw.com

Copy to:

Strook & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attn: Steven Moskowitz, Esq

Telephone No. (212) 806-5899

Facsimile No. (212) 806-7899

E-Mail: smoskowitz@strook.com

6.	Broker:	None.

7.	Escrow Holder:	Chicago Title Insurance Company 700 S Flower St., Suite 800 Los Angeles, California 90017 Attn: Terri Gervasi Telephone No. (213) 488-4379 Facsimile No. (213) 612-4110 E-Mail: terri.gervasi@ctt.com

8.	Title Company:	Chicago Title Insurance Company 700 S Flower St Suite 3305 Los Angeles, California 90017 Attn: Frank Jansen Telephone No. (213) 488-4346 E-Mail: jansenf@ctt.com

9.	Purchase Price:	Twenty Seven Million Five Hundred Thousand and 00/100 Dollars ($27,500,000.00)

10.	Earnest Money:	$500,000.00

11.	Scheduled Closing Date:	See Section 1.6 below.

AGREEMENT

NOW THEREFORE, incorporating the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. Definitions. For purposes of this Agreement, the following terms shall have the following meaning:

1.1 “Authorities” means any governmental or quasi-governmental body or agency having jurisdiction over the Project and/or Seller including, without limitation, the State, the City and the County.

1.2 Intentionally Omitted.

1.3 “Business Day(s)” means any day other than a Saturday, a Sunday or a day on which national banking institutions located in New York City are authorized or required to close.

1.4 “Cash Equivalent” means a wire transfer of funds.

1.5 “Close of Escrow” means the Closing Date.

1.6 “Closing Date” means the earlier of June 30, 2010 or ten (10) business days after the satisfaction of the condition set forth in Section 10.1.13 below.

1.7 “Earnest Money” shall have the meaning set forth in Section 5.

1.8 “Escrow” means the above-referenced escrow opened with Escrow Holder for the consummation of the transaction described in this Agreement.

1.9 “Escrow Holder” means Chicago Title Insurance Company.

1.10 “Governmental Regulations” means any laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous waste, occupational health and safety, water, earthquake hazard reduction, disabled persons and building and fire codes) of the Authorities bearing on the construction, alteration, rehabilitation, maintenance, use, operation or sale of the Property.

1.11 “Improvements” means all buildings, fixtures, structures, parking areas, landscaping and other improvements constructed and located on the Real Property, including, but not limited to, one (1) building with an address of 3501 Sepulveda Boulevard, Torrance, California, together with all machinery and mechanical, electrical, HVAC and plumbing systems (other than Personal Property) used in the operation thereof, but excluding any such items owned by Saatchi or public or private utilities.

1.12 “Intangible Property” has the meaning ascribed to such term in Exhibit “E” attached hereto.

1.13 “Licenses and Permits” means (A) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by Authorities to the extent in connection with the Project, including without limitation, any materials prepared and/or approved or disapproved pursuant to the provision of the California Environmental Quality Act (“CEQA”) (California Public Resources Code 21000 et. seq.); (B) all right, title and interest of Seller in and to the use of the name “Del Amo Office” and any and all other trade names and logos used by Seller in the operation and identification of the Project (but specifically excluding all Seller, Mills and The Mills Limited Partnership names, trademarks, trade names, service marks and logos); (C) any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Seller and to the extent used in connection with the Project and its operation, except as specifically excluded herein; (D) licenses, permits, maps, certificates of occupancy, building inspection approvals and unrecorded covenants, conditions and restrictions, reciprocal easement agreements, area easement agreements and other common or planned development agreements or documents to the extent affecting the Project; and (E) all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to ensure vehicular and pedestrian ingress and egress to the Project.

1.14 “Official Records” means the Official Records of the County.

1.15 “Opening of Escrow” means the date on which a fully executed copy of this Agreement is delivered to Escrow Holder by Buyer and Seller, which shall occur no later than three (3) business days after the Execution Date.

1.16 “Operating Agreements” means, collectively, (i) the Cross-Easement Agreement dated July 8, 1980 by and among Seller, Carter Hawley Hale Stores, Inc.

(“Broadway”), Sears, Carson Madrona Co. (“C-M”), Federated Department Stores, Inc. (“Federated”), and Landrina, Inc. (“Ohrbach”), recorded on July 8, 1980 as Instrument No. 80-648177 in the Official Records of Los Angeles County, California (“Official Records”), as amended by that certain First Agreement Amending Cross-Easement dated February 16, 1982, by and among Developer, Broadway, Sears, J.C. Penney Company, Inc. (“Penney”), C-M, Federated, and Ohrbach, recorded on March 31, 1983 as Instrument No. 83-352895 in the Official Records and (ii) the 5th Agreement Amending and Restating Declaration of Establishment of Restrictions dated July 8, 1980, by and among The Torrance Company as predecessor in interests to Seller, Broadway, and Sears, recorded on July 8, 1980 as Instrument No. 80-648175 in the Official Records as amended by that certain 6th Agreement Amending REA dated February 16, 1982, by and among Seller, Broadway, Sears, and Penney, recorded on March 31, 1983 as Instrument No. 83-352894 in the Official Records and further amended by that certain 7th Agreement Amending REA dated October 25, 1990, by and among Seller, Broadway, Sears, and Penney, recorded on February 1, 1991 as Instrument No. 91-154913 in the Official Records.

1.17 “Personal Property” means all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used solely in connection with the operation of the Project including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna, and the Records and Plans.

1.18 “Property” means, collectively, the Improvements, the Personal Property, the Intangible Property and all of Seller’s right, title and interest in the Ground Sublease, the Saatchi Lease and the Service Contracts which are not disapproved by Buyer, together with: (a) all of Seller’s right, title and interest, if any, in all appurtenances, streets, alleys, easements, right-of-way in or to all streets or other interests in, on, across, in front of, abutting or adjoining the Real Property which relate solely to the Project, and (b) all of Seller’s rights, title, interests, privileges and appurtenances which are used solely in connection with the Real Property and Improvements.

1.19 “Real Property” means that certain real property located in the City and County and more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference.

1.20 “Records and Plans” means (A) all financial and other books and records maintained solely in connection with the operation of the Project (excluding the Operating Statements), (B) all preliminary, final and proposed building plans and specifications (including “as-built” drawings) respecting the Improvements, (C) all surveys, structural reviews, grading plans, topographical maps, architectural drawings and engineering, soils, seismic, geologic, environmental contamination and architectural reports, studies and certificates and other documents to the extent pertaining to the Project and in Seller’s possession.

1.21 “Saatchi” means Saatchi & Saatchi North America, Inc., a Delaware corporation, the tenant under the Saatchi Lease.

1.22 “Saatchi Lease” means that certain Office Lease dated as of January 1, 2005, as amended by First Amendment to Lease dated as of December 18, 2006, by and between Seller and Saatchi and that Second Amendment to Lease dated as of September 24, 2009, by and between Seller and Saatchi (together with all rents, issues and profits thereunder).

1.23 “Service Contracts” means any and all service contracts, maintenance contracts, operating contracts, management contracts, warranties, guarantees, bonds, listing agreements, parking contracts and like contracts and agreements relating solely to the Project, together with all supplements, amendments and modifications thereto, relating solely to the Property.

1.24 “Title Company” means Chicago Title Insurance Company.

1.25 “To the best of Seller’s knowledge” or other references herein to Seller’s knowledge mean, without independent investigation other than inquiry of and review of Seller’s representations and warranties set forth in this Agreement, the actual knowledge of or written notice received by either of Brian Warnock, Senior Vice President, or Elena Butorac, Property Manager.

1.26 “Warranties” means all warranties, indemnities, guarantees and bonds (express or implied) issued in connection with the Property or any portion thereof.

2. Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Property upon the terms and conditions set forth in this Agreement.

3. Purchase Price. The Purchase Price (“Purchase Price”) for the Property shall be Twenty Seven Million Five Hundred Thousand and 00/100 Dollars ($27,500,000.00).

4. Payment of Purchase Price. On or before the Closing Date, Buyer shall deposit into Escrow cash or Cash Equivalent in the amount of the Purchase Price, as adjusted by the costs, expenses and prorations set forth in this Agreement.

5. Earnest Money and Escrow Provisions. Within three (3) Business Days after the Final Execution Date, Buyer shall deposit One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Initial Earnest Money”) with the Escrow Holder by wire transfer of immediately available funds to an account designated by Escrow Holder. Failure to deposit the Earnest Money shall render this Agreement null and void. Within three (3) Business Days following the satisfaction of the condition set forth in Section 10.1.13 below, Buyer shall deposit an additional Four Hundred Thousand Dollars ($400,000.00) (the “Additional Deposit”) with Escrow Holder by wire transfer of immediately available funds to an account designed by Escrow Holder. The Initial Earnest Money and, once funded, the Additional Deposit are collectively herein referred to as the “Earnest Money”. The Escrow Holder shall hold the Earnest Money in escrow in an interest-bearing bank account in an institution acceptable to Buyer and Seller, until Closing, and shall pay over or apply the Earnest Money to the Purchase Price. All interest or other income earned on the Earnest Money (the “Income”) shall be paid to or applied for the benefit of Buyer at the direction of Buyer. The party that receives the Income or the benefit thereof shall be responsible for paying any income taxes thereon. The tax identification numbers of the parties hereto shall be furnished to Escrow Holder upon request. The Earnest Money shall be non-refundable but applicable to the Purchase Price, except as otherwise expressly provided in this Agreement.

A portion of the amount deposited by Buyer pursuant to this Section 5, in the amount of One Hundred Dollars ($100) (the “Independent Consideration”) shall be earned by Seller upon execution and delivery of this Agreement by Seller and Buyer. Seller and Buyer hereby mutually acknowledge and agree that the Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Buyer’s right to have inspected the Property pursuant to the terms of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events. Upon the Closing (as hereinafter defined) or earlier termination of this Agreement, the Independent Consideration shall be paid to Seller.

6. No Implied Representations. Buyer acknowledges that neither Seller nor any agent or representative or purported agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information (including, without limitation, any information set forth in offering materials heretofore furnished to Buyer) pertaining to the Property, the physical condition thereof, environmental matters, the income, expenses or operation thereof or the Personal Property or Intangible Property, the uses which can be lawfully made of property under applicable zoning or other laws or any other matter or thing with respect to the Property, including, without limitation, any existing or prospective leases, the Ground Sublease, the Saatchi Lease, Operating Agreements or Service Contracts. Without limiting the foregoing, Buyer acknowledges and agrees that, except as expressly set forth in this Agreement (including any Exhibits and schedules attached hereto) and in the documents and instruments delivered by Seller at the Closing, Seller is not liable for or bound by (and Buyer has not relied upon) any verbal or written statements, representations, real estate brokers’ “set-ups” or offering materials or any other information respecting the Property furnished by Seller or any broker, employee, agent, consultant or other person representing or purportedly representing Seller. The provisions of this Section 6 shall survive Closing.

7. “As Is” Purchase Buyer represents that it has inspected or intends to inspect the Property, the physical and environmental condition and the uses thereof and the fixtures, equipment and Personal Property included in this sale to its satisfaction, that it has independently investigated, analyzed and appraised the value and profitability thereof, the creditworthiness of Saatchi and the presence of hazardous materials, if any, in or on the Property, that it has reviewed the Ground Sublease, the Saatchi Lease, the Operating Agreements, the Service Contracts and all other documents referred to herein, that it is, or will be, thoroughly acquainted with all of the foregoing and that Buyer, in purchasing the Property, is relying upon its own investigations, analyses, studies and appraisals and not upon any information provided to Buyer by or on behalf of Seller with respect thereto (except to the extent covered by any warranties or representations of Seller set forth in this Agreement or in any other document or instrument delivered by Seller in connection with the Closing). Buyer agrees to accept the Property “As Is” and in its condition as of the Final Execution Date, reasonable wear and tear between the Final Execution Date and the Closing Date excepted, and Buyer, upon Closing, shall be deemed to have waived, relinquished and released Seller from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, attorneys’ fees and court costs) of any and every kind or character, known or unknown, which Buyer might have asserted or alleged against Seller by reason of or arising out of any latent or patent construction defects, physical condition, environmental condition, violations of applicable laws (including, without limitation, environmental laws) and all other acts, omissions, events, circumstances or matters with respect to the Property, subject, however, to (i) Buyer’s rights and remedies provided for in this Agreement in the event of the breach of any of Seller’s warranties, representations or obligations contained herein or in any other document or instrument delivered by Seller in connection with the Closing, or (ii) third party liabilities. The provisions of this Section 7 shall survive Closing.

8. Condition of Title. At the Close of Escrow, all of Seller’s right, title and interest in and to the Ground Sublease shall be conveyed to Buyer by Seller by the Assignment of Ground Sublease, subject only to the following matters (“Approved Title Conditions”): (i) a lien for general real property taxes, not then delinquent; (ii) matters of title respecting the Project approved by Buyer prior to the Execution Date (as identified in a written notice from Buyer to Seller); (iii) matters affecting the condition of title to the Project created by or with the written consent of Buyer and (vi) the Operating Agreements.

9. Escrow. Buyer and Seller shall promptly cause the Opening of Escrow by delivering a fully executed copy of this Agreement to Escrow Holder. The Close of Escrow shall occur on the Closing Date; provided, however, if any of the conditions precedent set forth below in Paragraphs 10.1.5, 10.1.11, 10.1.12, and 10.1.13 have not been satisfied by the Closing Date, then either Buyer or Seller shall have the right to extend the Closing Date (rather than waiving such condition or terminating this Agreement) up to a maximum of sixty (60) days in order to permit for additional time for the satisfaction of such conditions. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transaction contemplated hereby.

10. Conditions to the Close of Escrow.

10.1 Conditions Precedent to Buyer’s Obligations. The Close of Escrow and Buyer’s obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction, not later than the Closing Date (unless otherwise provided), of the following conditions, and the obligations of the parties with respect to such conditions are as follows:

10.1.1 Title. Buyer acknowledges it has reviewed and approved the legal description of the Real Property attached hereto as Exhibit “A” and any matters of title disclosed by the following documents (collectively, the “Title Documents”), which have been obtained by Buyer at its sole cost and expense,: (A) a standard title commitment dated on or after the date of this Agreement issued by the Title Company, with respect to the Real Property; (B) an ALTA as-built survey of the Real Property, and (C) legible copies of all documents, whether recorded or unrecorded, referred to in such title commitment, supplemental title commitment or survey. Notwithstanding the foregoing, Buyer hereby objects to all liens evidencing monetary encumbrances (other than liens for non-delinquent general real property taxes) and Seller agrees to cause all such liens to be eliminated from the Property at Seller’s sole cost (including all prepayment penalties and charges) prior to the Closing Date. Seller agrees to provide the Title Company with all such documents as may be reasonably required by Title Company to remove all monetary encumbrances, including, but not limited to, any owner’s statements, lien affidavits or mechanic’s lien indemnifications, from the Title Policy.

10.1.2 Review and Approval of Documents and Materials. INTENTIONALLY DELETED.

10.1.3 Buyer acknowledges receipt and approval of the following:

(a) Personal Property Inventory. A detailed list (“Inventory”) describing all of the Personal Property owned or leased by Seller and used in connection with the operation of the Property.

(b) Saatchi Lease. A true and correct copy of the Saatchi Lease and copies of all correspondence between Landlord (and/or its affiliates, employees or agents, including any property managers or brokers) and Tenant in connection with the Saatchi Lease and/or the Property.

(c) Financial Data for Saatchi Lease. All financial data relating to Saatchi in Seller’s possession or reasonably available to Seller, and copies of all documents, agreements and other writings referenced in or affecting the Saatchi Lease.

(d) Service Contracts; Other Contracts. A list and complete copies of all Service Contracts and all other contracts or agreements relating to all or any portion of the Property.

(e) Operating Statements. Monthly income and expense statements, year-end financial and monthly operating statements and proposed budgets (collectively, “Operating Statements”) for the three (3) most recent calendar years prior to the Closing Date and to the extent available, the current year.

(f) Tax Returns. All of Seller’s tax returns (including, without limitation, Federal and State returns) relating to the Project (or any portion thereof) for the years 2007, 2008 and 2009 (and any tax documentation relating to the Project delivered by Seller to any governmental authority relating to the year 2010).

(g) Records and Plans; Warranties. A list and complete copies of all Records and Plans and Warranties.

(h) Licenses and Permits. A list and complete copies of all Licenses and Permits.

(i) Insurance Policies. A list and complete copies of all past and present hazard, rent loss, liability, worker’s compensation and other insurance policies, and copies of all claims and settlements of Fifty Thousand Dollars ($50,000.00) or more within the last three (3) years.

(j) Utility and Property Tax Bills. Copies of (1) the bills issued for the three (3) most recent years for all real property taxes and personal property taxes, (2) all notices or documents for any assessments or bonds relating to the Property, and (3) the most recently available utility bills and similar records relating to the Property.

(k) Seismic and Environmental Studies. A list and complete copies of all seismic and/or environmental/hazardous material tests, studies, reports or analyses relating to the Property.

(l) Claims. A list of all pending or threatened claims, proceedings or legal actions instituted against Seller and/or the Property.

(m) Relevant Information. Such other information which would be relevant to Buyer’s analysis of the Property.

10.1.4 Inspections and Studies. Buyer has completed any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other government regulations, architectural inspections, engineering tests, economic feasibility studies and soils, seismic, environmental contamination and geologic reports) with respect to the Project (including all structural and mechanical systems and leased areas) as Buyer may elect to make or obtain and has approved the results of the same. The cost of any such inspections, tests and studies shall be borne by Buyer. Notwithstanding the foregoing, from and after the Opening of Escrow, Buyer and Buyer’s representatives, agents and designees shall have the right, subject to the rights of the ground lessor under the Ground Sublease and the tenant under the Saatchi Lease, to enter upon the Property, at Buyer’s sole cost and expense, for any purpose in connection with its proposed purchase, development or operation of the Property. Buyer shall be entitled to communicate directly with the Authorities in connection with Buyer’s proposed purchase, development or operation of the Property. The exercise by Buyer of any of the preceding or any other act of Buyer shall not negate any representation, warranty or covenant of Seller or modify any of Buyer’s rights or Seller’s obligations in the event of any breach by Seller of any of its representations, warranties or covenants under this Agreement. Buyer hereby indemnifies Seller from any and all personal injury or damage to tangible personal property and mechanics’ liens to the extent caused by such entry by Buyer or its agents, designees or representatives; provided, however, the foregoing indemnity shall not apply with respect to any claims arising out of any preexisting conditions or any acts or omissions of Seller, its officers, directors, shareholders, agents or employees.

10.1.5 Tenant Estoppel Certificate. At least three (3) days prior to the Closing Date, Seller shall deliver to Buyer an estoppel certificate (“Tenant Estoppel Certificate”) to be dated not more than thirty (30) days prior to the Closing Date, duly executed by Saatchi. The Tenant Estoppel Certificate shall be substantially in the form of Exhibit “B” attached hereto or in such form or with the content set forth in the Saatchi Lease. If the Tenant Estoppel Certificate discloses a default or facts materially inconsistent with representations made by Seller in this Agreement or if Saatchi has otherwise made any material adverse changes to the Tenant Estoppel Certificate, then Buyer may disapprove the Tenant Estoppel Certificate. In the event Buyer disapproves the Tenant Estoppel Certificate executed by Saatchi, Buyer may terminate this Agreement, and the Earnest Money shall be returned to Buyer, and the parties shall have no further obligations hereunder.

10.1.6 Moratorium. At the Closing Date, there shall be no reassessment, reclassification, rezoning or other statute, law, judicial or administrative decision, proceeding, ordinance or regulation (including amendments and modifications of any of the foregoing) pending or proposed to be imposed by the Authorities or any public or private utility having jurisdiction over the Project which would be reasonably likely to materially, adversely affect the acquisition, development, operations, sale or occupancy of the Project.

10.1.7 Representations, Warranties and Covenants of Seller. Seller shall have duly performed each and every agreement to be performed by Seller hereunder and Seller’s representations, warranties and covenants set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as if remade by Seller in a separate certificate at that time.

10.1.8 Seller’s Deliveries. Seller shall have delivered the items described in Paragraph 10.1.5, Paragraph 10.1.11, Paragraph 10.1.12, and Paragraph 11.1.

10.1.9 No Material Changes. At the Closing Date, there shall have been no material adverse changes in the physical or financial condition of any portion of the Property (including any material change in Saatchi’s financial condition).

10.1.10 Title Insurance. As of the Close of Escrow, the Title Company shall have issued or shall have committed to issue the Title Policy to Buyer, if Buyer elects to have a Title Policy issued.

10.1.11 Estoppel and Consent from Sears. Within three (3) days prior to the Closing Date, Seller shall deliver to Buyer an estoppel certificate (the “Sears Estoppel Certificate”), to be dated not more than thirty (30) days prior to the Closing Date, duly executed by Sears. The Sears Estoppel Certificate shall be substantially in the form of Exhibit “C” attached hereto or in such form or with the content set forth in the Ground Sublease. If the Sears Estoppel Certificate discloses a default or facts materially inconsistent with the representations made by Seller in this Agreement or if Sears has otherwise made any material adverse changes to the Sears Estoppel Certificate (as reasonably determined by Buyer), then Buyer may disapprove the Sears Estoppel

Certificate. In the event Buyer disapproves of the Sears Estoppel Certificate, Buyer may terminate this Agreement, and the Earnest Money shall be returned to Buyer, and the parties shall have no further obligations hereunder. In addition, prior to the Closing Date, Seller shall obtain the written consent of Sears to the transaction contemplated by this Agreement (including the Assignment of Ground Sublease) (the “Sears Consent”).

10.1.12 Partial Release from Deed of Trust Encumbering the Property. On or prior to the Closing Date, Seller shall deliver to Buyer, or the Escrow Holder, a partial release (the “Partial Release”) of the Property from that certain Fee and Leasehold Deed of Trust and Security Agreement by and among Seller, as borrower, First American Title Insurance Company, as Trustee, and Bank of America, N.A., as Administrative Agent for Lenders dated January 23, 2008 and recorded January 28, 2008 in the Official Records as instrument number 20080155969 (the “DOT”).

10.1.13 Public Offering. On or before the Closing Date, Hudson Pacific Properties, Inc. (“HPP”), an affiliate of Buyer, shall complete an initial public offering of its capital stock.

The conditions set forth in this Paragraph 10.1 are solely for the benefit of Buyer and may be waived only by Buyer in writing to Seller. Buyer shall at all times have the right to waive any condition. The waiver by Buyer of any condition shall not relieve Seller of any liability or obligation with respect to any representation, warranty, covenant or agreement of Seller. All approvals or disapprovals given by Buyer under this Paragraph 10.1 shall be in Buyer’s reasonable discretion and in writing and the failure of Buyer to approve any matter requiring its approval under this Paragraph 10.1 by the time therefor shall be deemed approval thereof by Buyer, except as otherwise expressly provided. Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition to fail (except to the extent Buyer, in its own discretion, exercises its right to disapprove any such items or matters).

10.2 Conditions Precedent to Seller’s Obligations. The Close of Escrow and Seller’s obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction not later than the Closing Date (unless otherwise provided) of the following conditions, and the obligations of the parties with respect to such conditions are as follows:

10.2.1 Delivery of Purchase Price. Buyer’s delivery to Escrow Holder on or before the Closing Date, for disbursement as provided herein, of the Purchase Price, and the documents and materials described in Paragraph 11.2.

10.2.2 Representations, Warranties and Covenants of Buyer. Buyer shall have duly performed each and every agreement to be performed by Buyer hereunder and Buyer’s representations, warranties and covenants set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as if remade by Buyer in a separate certificate at that time.

10.2.3 Partial Release from Deed of Trust Encumbering the Property. On or prior to the Closing Date, Seller shall deliver to Buyer, or the Escrow Holder, the Partial Release.

10.2.4 Sears Consent. On or prior to the Closing Date, Seller shall deliver to Buyer the Sears Consent.

The conditions set forth in this Paragraph 10.2 are solely for the benefit of Seller and may be waived only by Seller in writing to Buyer. Seller shall at all times have the right to waive any condition. The waiver by Seller of any condition shall not relieve Buyer of any liability or obligation with respect to any representation, warranty, covenant or agreement of Buyer. Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition to fail.

10.3 Failure of Conditions to Close of Escrow. In the event any of the conditions set forth in Paragraph 10.1 or Paragraph 10.2 are not timely satisfied or waived, for a reason other than the default of Buyer or Seller under this Agreement:

10.3.1 This Agreement, the Escrow and the rights and obligations of Buyer and Seller shall terminate, except as otherwise provided herein; and

10.3.2 Escrow Holder is hereby instructed to promptly return to Seller and Buyer all funds and documents deposited by them (including the return of the Earnest Money to Buyer), respectively, into Escrow which are held by Escrow Holder on the date of said termination (less, in the case of the party otherwise entitled to such funds, however, the amount of any cancellation charges required to be paid by such party).

10.3.3 Cancellation Fees and Expenses. In the event the Escrow terminates because of the nonsatisfaction of any condition precedent for a reason other than the default of Buyer or Seller under this Agreement, the cancellation charges required to be paid by and to Escrow Holder and the Title Company shall be borne one-half (1/2) by Seller and one-half (1/2) to Buyer and all other charges shall be borne by the party incurring same.

11. Deliveries to Escrow Holder.

11.1 By Seller. Seller hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder on or prior to the Closing Date the following instruments and documents, the delivery of each of which shall be a condition precedent to the Close of Escrow for the benefit of Buyer.

11.1.1 Assignment of Ground Sublease. Seller shall deliver to Escrow Holder an Assignment of Ground Sublease (“Assignment of Ground Sublease”), duly executed and acknowledged in recordable form by Seller, conveying the Seller’s right, title and interest in the Ground Sublease to Buyer subject only to the Approved Title Conditions. The Assignment of Ground Sublease shall be in the form of Exhibit “D” attached hereto.

11.1.2 Assignment of Saatchi Lease. Seller shall deliver to Escrow Holder an Assignment of Lease (“Saatchi Lease Assignment”) duly executed by Seller assigning to Buyer all of Seller’s right, title and interest in and to the Saatchi Lease. The Saatchi Lease Assignment shall be in the form of Exhibit “E” attached hereto.

11.1.3 General Assignment and Bill of Sale. Seller shall deliver to Escrow Holder an assignment and bill of sale (“General Assignment”), duly executed by Seller, assigning to Buyer all of Seller’s right, title and interest in and to all Service Contracts which have not been disapproved by Buyer, all Licenses and Permits, Records and Plans, all Personal Property and all Warranties. The General Assignment shall be in the form of Exhibit “F” attached hereto.

11.1.4 Non-Foreign Certification. Seller shall deliver to Escrow Holder a certification duly executed by Seller under penalty of perjury in the form of, and upon the terms set forth in, the Transferor’s Certification of Non-Foreign Status attached hereto as Exhibit “G” (“FIRPTA Certificate”), setting forth Seller’s address and federal tax identification number and certifying that Seller is a “United States Person” and that Seller is not a “foreign person” in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

11.1.5 Form 593-C. Seller shall deliver to Escrow Holder a California Form 593-C duly completed and executed by Seller, stating that Seller is not an out-of-state resident.

11.1.6 Tenant Notification Letter. Seller shall deliver to Escrow Holder a letter to Saatchi in the form of Exhibit “H” (“Tenant Notification Letter”), duly executed by Seller and dated as of the Close of Escrow, which Tenant Notification Letter shall be countersigned by Buyer and delivered by Buyer to Saatchi promptly following the Closing.

11.1.7 Proof of Authority. Seller shall deliver to Escrow Holder such proof of Seller’s authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company and/or Buyer.

11.1.8 Lien Affidavits. Seller shall deliver to Escrow Holder any owner’s statements, lien affidavits or mechanic’s lien indemnifications as may be reasonably requested by the Title Company to issue the Title Policy.

11.1.9 Bring-Down Certificate. Seller shall deliver to Escrow Holder a certificate (the “Seller Bring-Down Certificate”) in the form of Exhibit “I”.

11.1.10 Restriction Agreement. Buyer shall deliver to Escrow Holder an agreement, substantially in the form of Exhibit “J” (the “Restriction Agreement”) duly executed and acknowledged in recordable form by Buyer, wherein Buyer agrees for the benefit of Seller and its successors and assigns that notwithstanding any provision in the Ground Sublease, Operating Agreements, or any other agreement Buyer, and its successor and assigns shall have no right to approve or consent to any use, development, redevelopment, construction, leasing or ownership of all or any portion of the property currently commonly known as Del Amo Fashion Center, as currently configured or as may be reconfigured from time to time, including but not limited to parcels currently owned or hereafter acquired by Seller, its affiliates, pad owners, or others (all such rights, whether existing today or hereafter acquired, under the Operating Agreements or otherwise, being irrevocably waived). Buyer acknowledges and agrees that the execution, delivery, and recordation of the Restriction Agreement is of material consideration to Seller, and absent such execution, delivery, and recordation, Seller would not have agreed to sell the Property to Buyer.

11.1.11 Ground Sublease Put and Other Rights. On or prior to the Closing Date, Buyer and Seller shall deliver to Escrow Holder a written agreement between Buyer and Seller in recordable form, duly executed and acknowledged by Buyer and Seller (the “Ground Sublease Rights Agreement”), which written agreement shall provide that: (i) if and when Sears exercises its rights under the “put” provision contained in eighth and ninth paragraphs of Section 3.3 of the Ground Sublease, and Sears causes Buyer, or its successors and assigns, to assume Sears’ entire interest and obligations under that certain Lease dated June 29, 1959 by and between Fourth Searsvale Properties, Inc. and Sears (the “Master Lease”) and its rights as sublessor under the Ground Sublease and to become the tenant under the Master Lease, then Buyer, or its successors and assigns, shall promptly provide notice of the same to Seller, or its successors and assigns, and shall designate Seller, or its successors and assigns, as its designee or immediately assign such interests, rights and obligations to Seller, or its successors and assigns, which assignment shall be in substantially the same form as the assignment from Sears to Buyer, (ii) if and when Sears elects to abandon its leasehold position under the Master Lease, pursuant to the third paragraph of Section 3.3 of the Ground Sublease, Buyer, or its successors and assigns, shall elect to assume the Sears leasehold interest under the Master Lease, and Buyer, or its successors and assigns, shall promptly provide notice of the same to Seller, or its successors and assigns, and shall designate Seller, or its successors and assigns, as its designee or immediately assign such interests, rights and obligations to Seller, or its successors and assigns, which assignment shall be in substantially the same form as the assignment from Sears to Buyer, (iii) if and when Sears provides Buyer, or its successors and assigns, notice of its intent to assign or sublet the entirety of its leasehold estate under the Master Lease pursuant to the fourth paragraph of Section 3.3 of the Ground Sublease, then Buyer, or its successors or assigns, shall promptly provide notice of the same to Seller, or its successors and assigns, and Seller, or its successors and assigns, shall promptly notify and direct Buyer, or its successors and assigns, whether to elect, on behalf of or for Seller, to exercise the first right of refusal as set forth in fourth, fifth, sixth and seventh paragraphs of Section 3.3 of the Ground Sublease, and if Seller, or its successors and assigns, directs Buyer, or its successors and assigns, to elect to exercise such first right of refusal, then Buyer, or its successors and assigns, shall make such election and shall designate Seller, or its successors and assigns, as its designee or immediately assign such interests, rights and obligations to Seller, or its successors and assigns, which assignment shall be in substantially the same form as the assignment from Sears to Buyer, and (iv) Seller, or its successors and assigns, shall accept any designation or assignment made by Buyer pursuant to Sections 11.1.11(i), (ii) or (iii) above and assume the applicable obligations under the Master Lease. The Ground Sublease Rights Agreement shall further provide that: (a) such designation or assignment shall be made without additional consideration paid from Seller, or its successors and assigns, (b) each party shall pay its own fees and expenses associated with such designation or assignment, including without limitation, its own attorneys fees, and (c) Buyer, or its successors and assigns, shall promptly provide Seller, or its successors and assigns, with copies of any notices or other documentation given or received in connection with the subject matter of this Section 11.1.11.

11.2 By Buyer. Buyer hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder on or prior to the Closing Date the following instruments and documents, the delivery of each of which shall be a condition precedent to the Close of Escrow for the benefit of Seller.

11.2.1 Purchase Price. Buyer shall deliver to Escrow Holder the Purchase Price in accordance with Paragraph 3 and Paragraph 4.

11.2.2 Assignment of Ground Sublease. Buyer shall deliver to Escrow Holder the Assignment of Ground Sublease duly executed and acknowledged by Buyer.

11.2.3 Saatchi Lease Assignment. Buyer shall deliver to Escrow Holder the Saatchi Lease Assignment duly executed by Buyer.

11.2.4 General Assignment. Buyer shall deliver to Escrow Holder the General Assignment duly executed by Buyer.

11.2.5 Tenant Notification Letter. Buyer shall deliver to Escrow Holder the Tenant Notification Letter , duly executed by Buyer and to be delivered by Buyer to Saatchi promptly following the Closing.

11.2.6 Proof of Authority. Buyer shall deliver to Escrow Holder such proof of Buyer’s authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company and/or Seller.

11.2.7 Bring-Down Certificate. Buyer shall deliver to Escrow Holder a certificate (the “Buyer Bring-Down Certificate”) in the form of Exhibit “K”.

11.2.8 Restriction Agreement. Buyer shall deliver to Escrow Holder the Restriction Agreement duly executed and acknowledged by Buyer.

11.2.9 Ground Sublease Put and Other Rights. Buyer shall deliver to Escrow Holder the Ground Sublease Rights Agreement as set forth in Section 11.1.11 duly executed and acknowledged by Buyer.

12. Deliveries to Buyer Upon or After Close of Escrow. Seller shall deliver possession of the Property to Buyer upon the Close of Escrow (unless otherwise provided). Further, Seller hereby covenants and agrees to deliver to Buyer, promptly after the Closing Date, the following items:

12.1 Saatchi Lease. Seller shall deliver to Buyer an original of the Saatchi Lease (inclusive of all amendments thereto) or, to the extent an original Saatchi Lease is unavailable, a duplicate original thereof;

12.2 Intentionally Omitted;

12.3 Service Contracts. Seller shall deliver to Buyer originals of all Service Contracts which have not been disapproved by Buyer, or, to the extent an original Service Contract is unavailable, a duplicate original thereof;

12.4 Records, Plans and Warranties. Seller shall deliver to Buyer originals of the Records, Plans and Warranties.

12.5 Keys. Seller shall deliver to Buyer keys to all entrance doors to the Improvements;

12.6 Licenses and Permits. Seller shall deliver to Buyer originals of all Licenses and Permits or, to the extent an original of a License or Permit is unavailable, a duplicate original thereof; and

The provisions of this Section 12 shall survive Closing.

13. Title Insurance. At the Close of Escrow, Buyer may cause the Title Company to issue to Buyer an ALTA Leasehold Policy of Title Insurance, 2006 Form, in the amount of the Purchase Price showing that Buyer is vested with a subleasehold interest to the Property and ownership of the Improvements, together with such endorsements as are reasonably requested by Buyer, all subject only to the Approved Title Conditions (“Title Policy”). The Title Policy, if issued, shall be issued with liability in an amount equal to the Purchase Price.

14. Costs and Expenses. If the transaction contemplated by this Agreement is consummated, then upon the Closing Seller shall pay (A) the premium for the Title Policy, if any (B) all documentary transfer taxes, stamp taxes and transfer taxes, (C) one-half (1/2) of all escrow fees and costs, (D) all sales and gross receipts taxes, (E) all costs related to the release of disapproved title matters, if any, and (F) Seller’s share of prorations. If the transaction contemplated by this Agreement is consummated, then upon the Closing, Buyer shall pay (U) the premium for any loan title policy requested by Buyer and any charges for an upgrade from a CLTA policy, (V) the costs and expense of the survey, (W) all document recording charges, (X) one-half (1/2) of all escrow fees and costs, and (Y) Buyer’s share of prorations. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively. The provisions of this Section 14 shall survive Closing.

15. Prorations.

15.1 General. Rentals, revenues, and other income, if any, from the Property, and real property taxes and operating expenses, if any, affecting the Property shall be prorated as of 11:59 p.m. on the day preceding the Close of Escrow (the “Adjustment Point”). For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day of the Close of Escrow. Within three (3) Business Days prior to Closing, Seller will deliver, or cause to be delivered to Buyer a proposed statement showing all adjustments to be made at Closing (the “Closing Statement”). The parties shall agree upon such statement or modification thereof so that a Closing Statement can be executed by the parties at Closing.

15.2 Rentals. Subject to the provisions of Paragraphs 15.1, 15.3 and 15.4, rentals shall be prorated as of the Close of Escrow. “Rentals” as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs and other sums and charges payable by Saatchi under the Saatchi Lease or otherwise paid by occupants of the Property. All minimum base rent, minimum annual rent, building rent or similarly designated minimum rent (hereinafter referred to as “Minimum Rent”) are paid under the Lease in advance in monthly installments. All Minimum Rent actually collected for the month in which the Closing occurs shall be prorated between Seller and Buyer as of the Adjustment Point. Any Minimum Rents received after the Adjustment Point by Seller, if for a period after the Adjustment Point, shall be promptly transferred by Seller to Buyer. To the extent Saatchi is current in its rental obligations for the period after the Adjustment Point, any Minimum Rent received by Seller after the Adjustment Point with respect to Minimum Rent due prior to the Adjustment Point shall be retained by Seller, and if received by Buyer shall be promptly transferred to Seller.

15.3 Delinquent Rentals. Rentals are delinquent when payment thereof is more than thirty (30) days past due as of the Close of Escrow. Delinquent rentals shall be not be prorated between Buyer and Seller on the Closing Statement. Buyer shall have the right to collect any delinquent rentals, but shall not have the obligation to do so. Nothing contained in this Agreement shall be deemed to prohibit Seller, at its own expense, from instituting any actions or proceedings in its own name against Saatchi after the Closing in order to collect the amount of any delinquencies due in whole or in part to Seller from Saatchi; provided, however, that in no event shall Seller be entitled to any such action or proceeding to seek to evict Saatchi and to recover possession of its space. Buyer shall not waive or settle any delinquency owed in whole or in part to Seller without the prior written consent of Seller. Delinquent rentals collected by Buyer, net of the costs of collection (including attorneys’ fees), shall be applied first to amounts due for periods after the Closing Date, and second to periods prior to the Closing Date. The provisions of this Section 15.3 shall survive Closing.

15.4 Operating Cost Pass-Throughs, Etc. After the Closing, Seller and Buyer will cooperate to perform a “true up” of common area maintenance charges, real estate taxes, electric, utility, insurance and other operating charges and expenses (collectively “CAM”) and reasonably determine or cause to be determined whether the CAM has been overbilled or underbilled in accordance with the provisions of the Saatchi Lease and the method of billing previously followed by Seller. Such “true up” is to be completed by Seller and Buyer no later than May 1, 2011. If following such “true up” Buyer and Seller reasonably determine or cause to be determined that there has been: (i) an overbilling of CAM and an overbilled amount has been received, then Buyer shall reimburse or cause to be reimbursed such amount to Saatchi, and Seller shall pay to Buyer the portion of such reimbursement which is properly allocable to the period prior to the Adjustment Point based on days of ownership, net of costs of collection, if any, or (ii) an underbilling of CAM, then the additional amount shall be billed or caused to be billed by Buyer to Saatchi, and any amount received by Buyer, net of costs of collection, if any, to the extent properly allocable to periods prior to the Adjustment Point based on days of ownership shall promptly be paid by Buyer to Seller. With regard to any overbillings or underbillings, Seller shall have the right to review and reasonably approve Buyer’s calculations prior to any reimbursements or billings being sent to Saatchi, such approval not to be unreasonably withheld or delayed. In connection with any annual “true-up” of estimated CAM paid during the course of any fiscal year, Seller shall furnish to Buyer schedules and other information to be utilized in calculating and supporting amounts due in connection with such true-up for the portion of the fiscal year elapsed prior to the Closing Date (and/or, if applicable, the prior fiscal year). Buyer agrees to calculate amounts due on the basis of the schedules and information furnished by Seller (to the extent factually accurate) along with schedules and information used by Buyer for the portion of the fiscal year elapsed after the Closing Date. As used in this Section 15.4, the term “costs of collection” shall mean and include reasonable attorneys’ fees and other costs incurred by or on behalf of Seller or Buyer, as applicable, in collecting any CAM but shall not include the regular fees payable to any property manager for the Property or any payroll or other internal costs or overhead of Buyer or Seller. The provisions of this Section 15.4 shall survive the Closing.

15.5 Prepaid Rentals. Rentals received by Seller prior to the Close of Escrow attributable to periods after the Close of Escrow and the amount of any other credits due to Saatchi shall be credited to Buyer and debited to Seller at the Close of Escrow.

15.6 Taxes and Assessments. All nondelinquent general real property taxes on the Property shall be prorated as of the Closing of Escrow based on the latest real estate tax assessment value then available and shall be reconciled following the closing upon receipt of the tax bill applicable for the period in which the Closing occurs.

15.7 Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes (other than real estate taxes) such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business or the management and operation of the Project disclosed in the Operating Statements and not covered elsewhere in this Paragraph 15 shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Close of Escrow to aid in such prorations.

15.8 Tenant Improvement Allowance and Costs; Monetary Lease Concessions; Commissions. Seller shall pay in full, to the extent a currently existing obligation, all tenant improvement allowances and other tenant improvements costs payable by the landlord under the

Saatchi Lease and leasing commissions with respect to the Saatchi Lease without contribution or proration from Buyer; provided that Buyer shall pay all option commissions disclosed in writing to Buyer prior to the Execution Date which pertain to options to extend which are exercised after the Close of Escrow. Without limiting the foregoing, Seller shall be responsible for, and shall either pay at Closing or (if not immediately payable) shall provide a credit against the Purchase Price to the account of Buyer, any and all monetary concessions that are payable under the Saatchi Lease, to the extent a currently existing obligation, including, without limitation, free rent concessions with respect to periods on or after the Closing, moving allowances and refurbishment allowances, and if credited against the Purchase Price, Buyer shall assume the obligation (to the extent of such credit) to pay such monetary concession pursuant to the Saatchi Lease. The provisions of this Section 15.8 shall survive the Closing.

15.9 Capital Expenditures. All capital and other improvements (including labor and materials) which are performed or contracted for by Seller at or prior to the Close of Escrow will be paid by the Seller, without contribution or proration from Buyer.

15.10 Service Contracts. Amounts payable under Service Contracts not disapproved by Buyer shall be prorated on an accrual basis. Seller shall pay all amounts due thereunder which accrue prior to the Close of Escrow and Buyer shall pay all amounts accruing on the Close of Escrow and thereafter. Seller shall pay in full all Service Contracts disapproved by Buyer.

15.11 Ground Sublease Rent. Operating pass-throughs (including, but not limited to real estate taxes and insurance) paid by Seller under the Ground Sublease shall be prorated to the Adjustment Point.

The provisions of this Section 15 shall survive Closing.

16. Disbursements and Other Actions by Escrow Holder. At the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner hereinbelow indicated.

16.1 Funds. Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price as follows:

16.1.1 deduct all items chargeable to the account of Seller pursuant to Paragraph 14;

16.1.2 if, as the result of the prorations and credits pursuant to Paragraph 15, amounts are to be charged to account of Seller, deduct the total amount of such charges;

16.1.3 disburse the balance of the Purchase Price to Seller promptly upon the Close of Escrow; and

16.1.4 disburse the remaining balance of the funds after deduction of all items chargeable to the account of Buyer pursuant to Paragraph 14, if any, to Buyer promptly upon the Close of Escrow.

16.2 Recording. Escrow Holder shall cause the Assignment of Ground Sublease, the Restriction Agreement, the Ground Sublease Rights Agreement, any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller, provided however that the Restriction Agreement and Ground Sublease Rights Agreement will be recorded prior to the recordation of any financing documents.

16.3 Title Policy. Escrow Holder shall direct the Title Company to issue the Title Policy to Buyer.

16.4 Disbursement of Documents to Buyer. Escrow Holder shall disburse to Buyer the Saatchi Lease Assignment, the General Assignment, the FIRPTA Certificate, the Form 593-C, the Tenant Notification Letter, the Seller Bring Down Certificate, and any other documents (or copies thereof) deposited into Escrow by Seller pursuant hereto.

16.5 Disbursement of Documents to Seller. Escrow Holder shall disburse to Seller the Saatchi Lease Assignment, the General Assignment, a copy of the fully executed Tenant Notification Letter, a copy of Buyer’s authorization documents, closing statement and the Buyer Bring Down Certificate, and record-marked counterpart originals of the Assignment of Ground Sublease, the Restriction Agreement and the Ground Sublease Rights Agreement.

17. Seller’s Representations and Warranties. In addition to any express agreements of Seller contained herein, the following constitute representations and warranties of Seller to Buyer:

17.1 Representations Regarding Seller’s Authority.

17.1.1 Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

17.1.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken, or will be taken by Closing, by Seller in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required, except for consents which are conditions precedent to Closing.

17.1.3 Individual Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the members, officers or trustees of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

17.1.4 Validity. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

17.2 Representations and Warranties Pertaining to Real Estate and Legal Matters.

17.2.1 Adverse Claims. To the best of Seller’s knowledge as of the date of this Agreement, there are no pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, by or against Seller affecting the Property or the operation of the Property, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, unlawful detainer or tenant evictions, collections, alleged building code, health and safety or zoning violations, employment discrimination or unfair labor practices, or worker’s compensation, personal injuries or property damages alleged to have occurred at the Project or by reason of the condition or use of the Property.

17.2.2 Insolvency. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Seller or, to the best of Seller’s knowledge, any members of Seller, nor are any of such proceedings contemplated by Seller or, to the best of Seller’s knowledge, any member of Seller.

17.2.3 Governmental Regulations. To the best of Seller’s knowledge, there are no violations of Governmental Regulations relating to the Property.

17.2.4 Offers to Sell. Seller has not entered into any other contracts for the sale of the Property, nor do there exist any rights of first refusal or options to purchase the Property.

17.2.5 OFAC. Seller is not a person with whom Buyer is prohibited from engaging in this transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Seller or any party that has direct ownership in or control over Seller (each, a “Seller Party”) being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import).

17.3 Representations and Warranties Pertaining to Documents.

17.3.1 Accuracy of Materials. To the best of Seller’s knowledge, all instruments, documents, lists, schedules and items delivered to Buyer by Seller pursuant to this Agreement will fairly present the information set forth in a manner that is not misleading in any material respect and will be true, complete and correct in all material respects on the date of delivery and upon the Close of Escrow, as they may be updated, modified or supplemented in accordance with this Agreement.

17.3.2 Occupancy Agreements. There are no leases, subleases, occupancies or tenancies in effect pertaining to the Project, except the Master Lease, Ground Sublease, and Saatchi Lease, and Seller has no knowledge of any oral agreements with anyone, including Saatchi, with respect to the occupancy of the Project, except for the Saatchi Lease.

17.3.3 Service Contracts. There are no service or maintenance contracts, warranties, guarantees, listing agreements, parking agreements or bonds (whether oral or written) which affect or will affect or which are or will be obligations of the Buyer or the Project, other than the Service Contracts delivered to Buyer by Seller and not disapproved by Buyer.

17.3.4 Saatchi Lease. The Saatchi Lease is in full force and effect according to the terms set forth therein. The copy of the Saatchi Lease provided to Buyer by Seller is a true, complete and correct copy of the Saatchi Lease. Seller has not sent written notice of default to Saatchi under the Saatchi Lease, and to Seller’s knowledge, Seller has not received written notice of default from Saatchi under the Saatchi Lease.

17.3.5 Prior Encumbrances. Neither Seller’s interest in the Saatchi Lease nor any of the rentals due or to become due under the Saatchi Lease will be assigned, encumbered or subject to any liens at the Close of Escrow.

17.3.6 Employees. Seller has no employees which will become employees of Buyer upon Buyer’s acquisition of the Property.

17.3.7 Commissions. No currently earned leasing or brokerage fees or commissions of any nature whatsoever shall be or become due or owing to any person, firm, corporation or entity whomsoever after the Close of Escrow with respect to the Saatchi Lease.

17.3.8 Records and Plans, Licenses and Permits and Warranties. The Records and Plans, the Licenses and Permits and the Warranties delivered to Buyer by Seller are all of such Licenses and Permits, Records and Plans and Warranties which are in the possession of Seller.

Seller’s representations and warranties made in this Paragraph 17 shall be continuing and shall be true and correct as of the Close of Escrow with the same force and effect as if remade by Seller in a separate certificate at that time. The truth and accuracy of Seller’s representations and warranties made herein shall constitute a condition for the benefit of Buyer to the Close of Escrow (as elsewhere provided herein) and shall survive and shall not merge into, the Close of Escrow and the recording of the Assignment of Ground Sublease in the Official Records for nine (9) months after the Closing Date with the same force and effect as if remade by Seller in a separate certificate at that time, and Seller must be notified in reasonable detail of any claims related to breach of Seller’s representations and warranties within such nine (9) month period and suit shall be filed within twelve (12) months of such notification.

Notwithstanding anything to the contrary set forth herein, following the Closing, Seller shall have no liability to Buyer for breach of any warranty or representation set forth in Section 17 or in the Seller Bring Down Certificate or for breach of any warranty, representation, indemnity (or act or omission giving rise to an indemnity obligation), covenant, agreement or other obligation of Seller under any of the documents and instruments delivered by Seller at or prior to the Close of Escrow identified in Paragraph 11 above, unless and except to the extent that the damages due to Buyer by reason of all such breaches, in the aggregate, exceed Fifty Thousand and 00/100 Dollars ($50,000.00) (in which event Buyer may pursue a claim from dollar one); PROVIDED, HOWEVER, in no event shall Seller be liable to Buyer for any consequential or punitive damages in respect of any such breach nor shall Seller be liable for any damages to Buyer whatsoever in respect of any such breach in excess of Seven Hundred Fifty Thousand 00/100 Dollars ($750,000.00) in the aggregate.

All of Seller’s representations and warranties set forth in Section 17.1 shall be deemed to have been remade on and as of the Closing Date, and Seller shall deliver to Buyer at the Closing the Seller Bring Down Certificate, which certificate shall be subject to all limitations on liability and survival, limitations on Seller’s knowledge and other matters set forth elsewhere in this Agreement (to the same effect as if the statements made in such certificate were included in Section 17.1). Notwithstanding the foregoing, if any matter or event shall have occurred between the date hereof and the date of the Closing which does not result from any intentional act or omission of Seller, that is not permitted under any provisions of this Agreement and which makes any such warranty or representation untrue in any material respect, Seller shall disclose such matter or event in the certificate above provided for, and Seller shall not be liable to Buyer following the Closing for the breach of the warranty or representation in question which results from the occurrence of such matter or thing, but in no event shall Buyer be obligated to close as a result of such untrue warranty or representation (and if Buyer elects not to close, notwithstanding anything to the contrary in this Agreement including but not limited to Section 25.1, it shall be entitled, as its sole and exclusive remedy, to the return of the Earnest Money).

Notwithstanding anything to the contrary set forth in Section 17 or elsewhere in the Agreement, if prior to the Closing, Buyer has or obtains knowledge that any of Seller’s warranties or representations set forth in Section 17, or any of Seller’s certifications, warranties or representations made in the Seller Bring Down Certificate, is untrue in any respect, and Buyer nevertheless proceeds with the Closing, then the breach by Seller of the warranties, representations or certifications as to which Buyer shall have such knowledge shall be waived by Buyer and Seller shall have no liability to Buyer or its successors or assigns in respect thereof. For the purposes of this paragraph, Buyer shall be deemed to have or to have obtained knowledge of any such matter or thing only if such matter or thing (i) was set forth in written studies, reports, memoranda, letters or other documents furnished to Buyer by or on behalf of Seller (including, without limitation, by Seller’s attorneys), by any affiliates, agents or representatives of Buyer, by third-party consultants retained by Buyer or by Buyer’s attorneys (including in-house attorneys) or (ii) is set forth in any estoppel certificate delivered to Buyer in connection with the Closing.

If either prior to or following Closing, any party has provided an estoppel letter to Buyer which sets forth information with respect to any item as to which Seller has made a representation or warranty, then Seller’s representation and warranty in respect of such information shall thereafter be null and void and of no further force or effect, such representation and warranty shall not be deemed to have been remade as of the Closing and Buyer shall rely solely on the information set forth in such estoppel letter.

18. Seller’s Covenants Regarding Operation of the Property Through the Close of Escrow.

18.1 Existing Operations. Seller hereby agrees, through and including the Close of Escrow and at the Seller’s sole cost and expense, to (A) keep all existing insurance policies affecting the Project in full force and effect, (B) use commercially reasonable efforts to keep in full force and effect and/or renew all Licenses and Permits, (C) provide all services and to continue to operate, manage and maintain the Project (including mechanical equipment of every kind used in the operation thereof) in the ordinary course of business, reasonable wear and tear excepted, and (D) use commercially reasonable efforts to comply with all Governmental Regulations.

18.2 Saatchi Lease. Seller hereby agrees that Seller will not hereafter modify, extend or otherwise change any of the terms, covenants or conditions of the Saatchi Lease or enter into new leases or any other obligations or agreements affecting the Project without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole and absolute discretion. Without the prior written consent of Buyer, Seller shall not terminate the Saatchi Lease. Seller shall not accept from Saatchi payment of rent more than one month in advance or apply any security deposit to rent due from any Saatchi.

18.3 Service Contracts. Except as otherwise provided herein, Seller will not extend, renew, modify or replace any of the Service Contracts without the prior written consent of Buyer. If Buyer does not disapprove any request of Seller regarding a Service Contract within five (5) business days after Buyer’s receipt of such written request, Buyer shall be deemed to have approved such request.

18.4 Additional Liens. Seller will not, without the prior written consent of Buyer, convey any interest in the Licenses and Permits, the Records or Plans or any of the other Property, and Seller will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement which will not be eliminated prior to the Close of Escrow.

18.5 Alterations. Except as otherwise provided herein, Seller will not make any capital alterations to the Property.

18.6 Invoices. Seller has paid or will pay in full, prior to the Close of Escrow, all bills and invoices that are received by Seller prior to the Close of Escrow for labor, goods, materials and services of any kind relating to the Property and utility charges relating to the period prior to the Close of Escrow. Any alterations, installations, decorations and other work required to be performed under the Saatchi Lease will by the Close of Escrow be completed and paid for in full.

18.7 Obligations as Developer Under REA. Seller acknowledges that it is the “Developer” under the Operating Agreements and that nothing in this Agreement shall be construed as an assignment to Buyer or assumption by Buyer of any of Developer’s rights, duties or obligations under the Operating Agreements following the Close of Escrow.

19 Buyer’s Representations and Warranties. In addition to any express agreements of Buyer contained herein, the following constitute representations and warranties of Buyer to Seller:

19.1 Power. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

19.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, Authority or other party is required.

19.3 Individual Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.

19.4 Validity. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

19.5 OFAC. Buyer is not a person with whom Seller is prohibited from engaging in this transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Buyer or any party that has ownership in or control over Buyer (each, a “Buyer Party”) being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import).

Buyer’s representations and warranties made in this Paragraph 19 shall be continuing and shall be true and correct as of the Close of Escrow with the same force and effect as if remade by Buyer in a separate certificate at that time. The truth and accuracy of Buyer’s representations and warranties made herein shall constitute a condition for the benefit of Seller to the Close of Escrow and shall survive and shall not merge into the Close of Escrow or the recordation of the Assignment of Ground Sublease in the Official Records for one year after the Closing Date with the same force and effect as if remade by Buyer in a separate certificate at that time.

20. Condemnation and Destruction.

20.1 Eminent Domain or Taking. If, prior to the Close of Escrow, any material portion of the Real Property is taken or if the access thereto or available parking area therefor is materially reduced or restricted such that the Project as it is currently used is not in compliance with zoning requirements or if Saatchi can terminate the Saatchi Lease due to the taking or if any of the rentable square footage of the Improvements is taken, by eminent domain or otherwise (or is the subject of a pending, threatened or contemplated taking which has not been consummated), Seller shall immediately notify Buyer, in writing, of such fact. In such event, Buyer shall have the option, in its sole and absolute discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) days after receipt of Seller’s notice. If this Agreement is so terminated, the provisions of Paragraph 10.3 shall govern. If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price. Unless or until this Agreement is terminated, Seller shall take no action with respect to any eminent domain proceeding without the prior written consent of Buyer.

20.2 Fire or Casualty. Prior to the Close of Escrow, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Paragraph 20. If, prior to the Close of Escrow, any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer, in writing, of such fact. If such damage or destruction is “material”, Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller’s notice. For purposes hereof, “material” shall be deemed to be (A) any uninsured damage or destruction to the Property or (B) any insured damage or destruction (i) where the cost of repair or replacement is estimated to be Five Hundred Thousand and 00/100 Dollars ($500,000.00) or more or shall take more than one hundred twenty (120) days to repair, in Buyer’s good faith judgment, or (ii) which allows Saatchi to terminate the Saatchi Lease; provided, however, in the case of uninsured damage or destruction, Seller may, at Seller’s option, elect to repair such damage and destruction and keep this Agreement in full force and effect so long as such repair can be and is completed by Seller prior to the Closing Date; and further provided that in the event Saatchi abates its rent due to any damage or destruction, and this Agreement is not otherwise terminated, Seller shall assign to Buyer Seller’s rent loss insurance policy and Buyer shall pay the assumption fee, if any, required by the insurance company which has issued such policy in order to effect such assignment. If this Agreement is terminated pursuant to this Paragraph 20.2, the provisions of Paragraph 10.3 shall govern. If Buyer does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction (which shall then be repaired or not at Buyer’s option and cost), plus Seller shall pay over to Buyer an amount equal to all uninsured losses including, without limitation, the deductible amount with respect to the insurance and the parties shall proceed to the Close of Escrow pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

20.3 Exception to Comply with Obligations. Notwithstanding anything to the contrary contained herein, Seller shall be entitled to take any and all action necessary or appropriate to comply with the Saatchi Lease, Ground Sublease and Operating Agreements, including without limitation, making capital alterations to the Property, without Buyer’s consent, approval or participation, and Seller shall be entitled to claim, pursue, keep and retain any condemnation or eminent domain awards or payments in lieu thereof, and/or any insurance proceeds, and the deductible or uninsured amounts thereunder, as required to pay all costs and expenses incurred by Seller to obtain such award, payment or proceeds, including with out limitation attorneys fees and court costs, to perform its obligations under the Saatchi Lease, Ground Sublease and Operating Agreement, including without limitation, payment of repair and construction costs, and to reimburse Seller for lost rental income attributable to the period of time prior to the Close of Escrow.

21. Intentionally Omitted.

22. Notices. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party (hereafter, the “Notice”) shall be in writing and shall be validly given or made to another party if served personally or if deposited in the United States mail, certified or registered, postage prepaid or if transmitted by telegraph, telecopy or other electronic written transmission device. If the Notice is served personally, service shall be conclusively deemed made at the time of such personal service. If the Notice is given by mail, the Notice shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail. If the Notice is sent by telegraph or if by other carrier service, the Notice shall be deemed given upon confirmation of delivery by the carrier. If the Notice is sent by facsimile service, Notice shall be deemed given upon confirmation of transmission. The Notice shall be addressed to the party to whom such notice, demand or other communication is to be given at the address set forth in the Basic Provisions above. Any party hereto may change its address for the purpose of receiving Notices as herein provided by a written Notice given in the manner aforesaid to the other party or parties hereto.

23. No Broker. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. In the event of any such claims for any brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement, representation or agreement made by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller. The provisions of this Section 23 shall survive Closing.

24. Required Actions of Buyer and Seller. Buyer and Seller agree to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their commercially reasonable efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

25. Legal and Equitable Enforcement of this Agreement.

25.1 Default by Seller. In the event the Close of Escrow and the consummation of the transactions herein contemplated do not occur by reason of any default by Seller, Buyer may elect to exercise by written notice to Seller and Escrow Holder and as its sole and exclusive remedy, one (1) of the following remedies: (i) to terminate this Agreement in which event the Earnest Money shall be returned to Buyer (and Buyer shall also be entitled to recover Buyer’s Reimbursable Due Diligence Expenses), and thereafter neither Seller nor Buyer shall have any further rights, obligations, or liabilities under this Agreement except for the obligations pursuant to this Agreement deemed to expressly survive the termination, or (ii) to enforce, pursue, and seek specific performance of this Agreement within ninety (90) days of such default. As used herein, “Buyer’s Reimbursable Due Diligence Expenses” shall mean and refer to third-party out-of-pocket expenses actually incurred by Buyer in connection with the proposed purchase of the Property, including with respect to the negotiation and preparation of this Agreement, reasonable attorneys’ fees, and in connection with Buyer’s investigations under this Agreement prior to the termination of this Agreement by Buyer; provided, however, in no event shall Seller be obligated under this Agreement to reimburse Buyer for Buyer’s Reimbursable Due Diligence Expenses (in the aggregate) in excess of Seventy-Five Thousand Dollars and 00/100 ($75,000.00). Buyer acknowledges and agrees that as long as Seller uses its commercially reasonable efforts to satisfy the same, the failure to satisfy the conditions set forth in Sections 10.1.5, 10.1.11, or 10.1.12 above shall not constitute a default by Seller under this Agreement.

25.2 DEFAULT BY BUYER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), THE RIGHT TO TERMINATE THIS AGREEMENT AND RECEIVE AN AMOUNT EQUAL TO THE EARNEST MONEY). SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER PROVIDED HOWEVER THAT NOTHING IN THIS SECTION 25.2 SHALL BE DEEMED A WAIVER OF ENFORCEMENT COSTS OR INDEMNITY OBLIGATIONS THAT SURVIVE TERMINATION. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. UPON DEFAULT BY BUYER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED

DAMAGES FROM BUYER AND ESCROW HOLDER, TO COLLECT ITS ENFORCEMENT COSTS AND TO ENFORCE BUYER’S INDEMNIFICCATION OBLIGATIONS HEREUNDER WHICH SURVIVE THE TERMINATION OF THIS AGREEMENT.

Buyer’s Initials	Seller’s Initials

25.3 Post-Closing Tax Parcelization. Post-closing, at Buyer’s sole cost and expense, Buyer may pursue obtaining a separate tax parcel for the Real Property and Improvements. Buyer and Seller acknowledge that obtaining a separate tax parcel for the Real Property and Improvements will likely require the approval and consent of Sears, in addition to any governmental approvals that may be required. For a period of no more than one hundred twenty (120) days after Closing and at no cost or expense to Seller, Seller will use commercially reasonable efforts to assist Buyer in working with Sears to obtain Sears’ consent and approval to the tax parcelization.

26. Assignment. Buyer shall not, without the prior written consent of Seller, assign this Agreement or its rights hereunder, in whole or in part, to any other person or entity; provided, however, that Buyer may assign this Agreement to an Affiliate to take title to the Property at Closing so long as (i) Buyer shall remain liable for all unperformed obligations and unsatisfied liabilities of Buyer or its assignee under this Agreement, and (ii) Buyer delivers notice of Buyer’s assignment no later than two (2) days prior to Closing, together with a fully executed original of said assignment and such additional information and/or materials regarding such assignee as Seller may reasonably request. As used in this Section 26, the word “Affiliate” shall mean any entity that directly or indirectly controls, is controlled by or is under common control with Buyer or HPP, or an entity at least a majority of whose economic interest is owned by Buyer or HPP. For purposes of this paragraph, “control” shall mean the power to direct the management of such entity through voting rights, ownership or contractual obligations.

27. Miscellaneous.

27.1 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

27.2 Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

27.3 Survival of Representations. The covenants, agreements, representations and warranties made herein shall survive the Close of Escrow and shall not merge into the Deed and the recordation thereof in the Official Records, only to the extent expressly set forth in this Agreement.

27.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

27.5 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all reasonable costs and expenses of the action or suit, including reasonable attorneys’ fees, accounting and engineering fees, and any other professional fees resulting therefrom.

27.6 Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

27.7 Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable default under this Agreement by the party so failing to perform.

27.8 Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. All exhibits referred to in this Agreement and the Glossary of Terms are attached and incorporated by this reference. In the event the date on which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.

27.9 Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

27.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

27.11 No Joint Venture. This Agreement shall not create a partnership or joint venture relationship between Buyer and Seller.

27.12 Confidentiality. In no event shall any of the parties hereto or their respective agents, employees, consultants or brokers issue any press release or otherwise communicate to any third party any information regarding this Agreement or the transactions contemplated hereby unless each of the other parties has consented thereto and to the form and substance of any such statement, announcement or release; provided, however, that nothing herein shall be deemed to limit or impair in any way any party’s ability to disclose the details of the transactions contemplated hereby as such party deems necessary: (i) pursuant to any court or governmental order or applicable securities regulations or financial reporting requirements or other requirements of law; or (ii) to describing this Agreement and the transactions herein contemplated in any filings made pursuant to any laws; or (iii) to file this Agreement, the Exhibits hereto and the Exhibits as exhibits to any filings required by any laws; or (iv) to any person actually or prospectively involved with Buyer such as employees, investors, lenders, appraisers or third party consultants. The provisions of this Section 27.12 shall survive the Closing or termination of this Agreement.

27.13 Waiver of Jury Trial. The parties hereby knowingly, voluntarily and intentionally waive any right that either party may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with, the Real Property, the conveyance instrument or any other documents executed in connection herewith, or in respect of any course of conduct, statements (whether oral or written), or actions of either party. This provision is a material inducement for each of the parties to enter into this transaction and shall survive the Closing or the termination of this Agreement.

27.14 Purchase Price Allocation. The Purchase Price allocation between the Real Property and Improvements, the Personal Property and the Intangible Property shall be as designated by Buyer and agreed to by Seller.

27.15 Submission of Agreement. Submission of this Agreement to Buyer does not constitute an offer to sell. This Agreement shall become effective only upon execution and delivery thereof by Seller and Buyer. The effective date of this Agreement shall be the date entered on the first page of this Agreement by Seller, which shall be the date of execution by the last of the parties to execute the Agreement.

The provisions of Section 27 shall survive Closing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

SELLER:

DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C.,

a Delaware limited liability company

By:	DEL AMO FASHION CENTER HOLDING COMPANY, L.L.C., a Delaware limited liability company, its member

By:	DEL AMO MILLS, L.L.C., a Delaware limited liability company, its Managing Member

By:

BUYER:

HUDSON CAPITAL, LLC, a California limited liability company

By:
Title:
Date:

EXHIBIT “A”

LEGAL DESCRIPTION

THAT PORTION OF THE 1021.52 ACRE TRACT OF LAND ALLOTTED TO SUSANA DOMINGUEZ BY FINAL DECREE OF PARTITION OF A PORTION OF THE RANCHO SAN PEDRO, IN THE CITY OF TORRANCE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA HAD IN CASE NO. 3284 SUPERIOR COURT OF SAID COUNTY BEING A PORTION OF PARCEL ONE AS DESCRIBED IN CORPORATION GRANT DEED RECORDED ON JUNE 22, 1959, AS INSTRUMENT NO. 1115 IN BOOK D509, PAGE 495 OF OFFICIAL RECORDS, RECORDS OF SAID COUNTY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEASTERLY CORNER OF SAID PARCEL ONE, SAID CORNER BEING ON THE NORTHERLY LINE OF SEPULVEDA BOULEVARD; THENCE ALONG THE SOUTHERLY LINE OF SAID PARCEL ONE NORTH 84°23’35” WEST 24.11 FEET TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE

1. ALONG A LINE PARALLEL WITH. AND DISTANT 24.00 FEET WESTERLY, MEASURED AT RIGHT ANGLES, FROM THE EASTERLY LINE OF SAID PARCEL ONE NORTH 00°04’00”N EAST 239.74 FEET; THENCE

2. NORTH 89°56’00” WEST 469.90 FEET; THENCE

3. . SOUTH 00°04’00” WEST 194.16 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL ONE, BEING ALSO THE NORTHERLY LINE OF SEPULVEDA BOULEVARD; THENCE

4. ALONG SAID SOUTHERLY LINE SOUTH 84°23’35” EAST 472.10 FEET TO THE TRUE POINT OF BEGINNING.

A-1

EXHIBIT “B”

TENANT ESTOPPEL CERTIFICATE

The undersigned, Saatchi & Saatchi North America, Inc., a Delaware corporation (“Tenant”), whose mailing address is 3501 Sepulveda Boulevard, Torrance, California 90503, hereby certifies to Del Amo Fashion Center Operating Company, L.L.C., a Delaware limited liability company (“Landlord”) and to Hudson Capital, LLC, a California limited liability company, its successors and assigns (“Buyer”) as follows:

1.	Landlord entered into an Office Lease with Tenant dated as of January 1, 2005 (the “Lease”), which leased certain premises as described in the Lease (the “Premises”).

2.	The term of the Lease commenced on January 1, 2005.

3.	The term of the Lease expires on December 31, 2019.

4.	The Lease has: (Initial One)

( ) not been amended, modified, supplements, extended, renewed or assigned.

( ) been amended, modified, supplements, extended, renewed or assigned by the following described agreements:

5.	Tenant has accepted and is now in possession of the Premises.

6.	Tenant acknowledges that Landlord’s interest in the Lease will be assigned to Lender and that no modification, adjustment, revision or cancellation of the Lease or any amendments thereto shall be effective unless the written consent of Lender is obtained, and that until further notice, payments under the Lease shall continue to be made as before.

7.	The amount of fixed monthly rent is presently .

8.	No security deposits have been paid by Tenant.

9.	Tenant is paying all rentals required under Lease, which have been paid in full as of the date hereof. No rent becoming due under the Lease has been paid more than thirty (30) days in advance of its due date.

10.	All construction work required to be performed by Landlord under the Lease has been completed.

B-1

11.	There are no defaults on the part of the Landlord or Tenant under the Lease.

12.	Tenant has no defense to its obligations under the Lease and claims no right of set-off and has no counterclaim against Landlord.

13.	Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with its lease of the Premises, except as provided in the Lease.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified by Tenant.

The foregoing certification is made with the knowledge that Lender is about to fund a loan to Landlord, and that Lender is relying upon the representations herein made in funding such loan.

DATED:              , 2010

TENANT:	Saatchi & Saatchi North America, Inc., a Delaware corporation

By:
Name:
Title:

B-2

EXHIBIT “C”

SEARS ESTOPPEL CERTIFICATE

BUYER Hudson Capital, LLC and assigns 11601 Wilshire Boulevard Suite 1600 Los Angeles, California 90025-0317	TENANT/DEVELOPER: Del Amo Fashion Center Operating Company, L.L.C. 225 W. Washington St. Indianapolis, IN 46204
Re:	Sears

Del Amo Fashion Center (the “Shopping Center”) Sears #1278

Torrance, California

The undersigned, Sears, Roebuck and Co. (“Sears”), is a party to the following agreements (the “Agreements”) affecting the above referenced Shopping Center:

A.	Ground Sublease executed on February 12, 1985, as evidenced by that certain Memorandum of Sublease dated October 27, 1999 and recorded January 24, 2000 as Instrument No. 00-102664 in the Official Records of Los Angeles County, California (the “Official Records”), as amended by that certain First Amendment to Ground Sublease dated July 1, 2003 by and between Sears, as landlord, and Del Amo Fashion Center Operating Company, L.L.C., successor in interest to The Torrance Company, as tenant , and as supplemented by Improvement Agreement and Agreement to Ground Lease, Letter Agreements dated August 5, 1988 and May 10, 2004, for the premises legally described on Exhibit A attached hereto, as more specifically described in the Ground Sublease (the “Ground Sublease”).

B.	Fifth Agreement Amending and Restating Declaration of Establishment of Restrictions dated as of July 8, 1980, by and among The Torrance Company, as predecessor in interest to Del Amo Fashion Center Operating Company, L.L.C. (“Developer”), Carter Hawley Hale Stores, Inc. (“Broadway”) and Sears, recorded on July 8, 1980 as Instrument No. 80-648175 in the Official Records; as amended by that certain Sixth Agreement Amending Declaration of Establishment of Restrictions dated as of February 16, 1982 by and among Developer, Broadway, Sears and J.C. Penney Company, Inc. (“Penney”), recorded on March 31, 1983 as Instrument No. 83-352894 in the Official Records; as further amended by that certain Seventh Agreement Amending Declaration of Establishment of Restrictions dated as of October 25, 1990 by and among Developer, Broadway, Sears and Penney, recorded on February 1, 1991 as Instrument No. 91-154913 in the Official Records (collectively, the “REA”).

C.	Cross-Easement Agreement dated as of July 8, 1980, by and among Developer, Broadway, Sears, Carson Madrona Co. (“C-M”), Federated Department Stores, Inc. (“Federated”) and Landrina, Inc. (“Ohrbach”), recorded on July 8, 1980 as Instrument No. 80-648177 in the Official Records; as amended by that certain First Agreement Amending Cross-Easement Agreement dated as of February 16, 1982, by and among Developer, Broadway, Sears, Penney, C-M, Federated and Ohrbach, recorded March 31, 1983 as Instrument No. 83-352895 in the Official Records (collectively, the “Cross Easement Agreement”).

Sears hereby certifies that to its actual knowledge and as of the date hereof:

1.	The Ground Sublease, the REA and the Cross Easement Agreement are in full force and effect and have not been amended, except as stated above.

2.	The term of the Ground Sublease commenced on February 1, 1985 and will continue until June 30, 2049.

3.	Tenant has paid the minimum rent in full through June 30, 2049.

4.	Sears has not received nor has Sears given any notice of default with regard to the Ground Sublease, the REA or the Cross Easement Agreement. That notwithstanding anything else herein to the contrary, Sears hereby expressly reserves any and all claims it may have for overcharges or incorrect billings under the Ground Sublease, the REA and the Cross Easement Agreement (or other contractual documents) for this location, provided to the extent relating to the period prior to the date hereof, Sears shall pursue any claims relating thereto against Assignor and not Assignee. Sears has not performed a thorough examination or audit of the billings under this Ground Sublease, the REA or the Cross Easement Agreement (or other documents) and hereby expressly reserves the right to do so at a later date and to make claim for any overcharges revealed as a result of such examination or audit, provided to the extent relating to the period prior to the date hereof, Sears shall pursue any claims relating thereto against Assignor and not Assignee.

5.	Sears has not received a notice of default under that certain Lease dated June 29, 1959 by and between Fourth Searsvale Properties, Inc. and Sears (the “Master Lease”).

6.	Sears acknowledges that Tenant has the right to park in areas surrounding the Ground Sublease premises under and subject to the REA and Cross Easement Agreement.

This Estoppel Certificate is given solely for the information of the party or parties to whom addressed, and it may not be relied upon by any other person or entity. This Estoppel Certificate shall not create any liability in, or provide any right of action against Sears, its officers, directors, agents, employees and representatives, but shall only act to estop Sears from making any claims or statements against the party or parties to whom this Estoppel Certificate is addressed which are contrary to those made herein.

Dated this      day of             , 2010.

SEARS, ROEBUCK AND CO.

By:
Name:
Title:

EXHIBIT “D”

ASSIGNMENT OF GROUND SUBLEASE

ASSIGNMENT AND ASSUMPTION OF SEARS GROUND SUBLEASE

THIS ASSIGNMENT AND ASSUMPTION OF SEARS GROUND SUBLEASE (the “Assignment”) is entered into as of June     , 2010, by and between DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company (“Assignor”) having an office at 225 West Washington Street, Indianapolis, Indiana 46204, and HUDSON CAPITAL, LLC, a California limited liability company (“Assignee”), having an address of 11601 Wilshire Blvd., Suite 1600, Los Angeles, CA 90025-0317.

1. Assignment. Assignor, for good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, transfer and assign to Assignee all of Assignor’s right, title and interest, as ground lessee, in and to that certain Ground Sublease executed by the parties on February 12, 1984 and as evidenced by that certain Memorandum of Lease dated October 27, 1999 and recorded January 24, 2000 as instrument number 00-102664 in the official records of Los Angeles County, California (the “Ground Sublease”), by and between Sears, Roebuck and Co., a New York corporation and Assignor (as successor-in-interest to The Torrance Company, a general partnership). Pursuant to the Ground Sublease, Assignor is the ground subtenant of the Real Property located in the City of Torrance, County of Los Angeles, State of California and more particularly described in Exhibit “A” attached hereto.

2. Assumption. Assignee hereby assumes and agrees to perform and observe all of the terms, covenants, agreements, obligations and conditions to be performed or observed by the ground lessee under the Ground Sublease which are applicable to and accrue for the period on and after the date of this Assignment (the “Assumed Obligations”).

3. Indemnities. Assignor hereby agrees to indemnify and hold harmless Assignee from and against any and all claims, losses, liabilities, damages and expenses, including without limitation, reasonable attorneys’ fees and disbursements, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof of any of Assignor’s obligations as ground lessee under the Ground Sublease; provided however, Assignor’s liability hereunder shall be limited as provided in Section 17 of the Agreement (hereafter defined), incorporated herein by reference, and as otherwise provided herein.

Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor’s agents and Assignor’s and their successors and assigns from and against any and all claims, losses, liabilities, damages and expenses, including reasonable attorneys’ fees and disbursements, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof, of any of Assignee’s Assumed Obligations under the Ground Sublease.

4. Limitation of Liability. Anything to the contrary herein contained notwithstanding, there shall be absolutely no personal liability on persons, firms or entities who constitute Assignor with respect to any of the terms, covenants, conditions and provisions of this Assignment, and Assignee shall, subject to the rights of any first mortgagee, look solely to the interest of Assignor, its successors and assigns, in the real property or other tangible assets owned by Assignor in Torrance, Los Angeles County, California, for the satisfaction of each and every remedy of Assignee in the event of default by Assignor hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

5. Power and Authority. Assignor and Assignee each represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of such party is fully empowered and authorized to do so.

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7. Counterpart Execution. This Assignment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

8. Entire Agreement. This Assignment sets forth the entire Agreement of the parties hereto with respect to the subject matter hereof and may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by each of the parties hereto.

9. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State of California, without regard to principles of conflict.

10. No Representation. This Assignment is made without recourse, representation or warranty of any kind whatsoever, except as specifically set forth in that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated June     , 2010 by and between Assignor and Assignee (the “Agreement”) which representations and warranties shall survive only for the period of survival set forth therein.

11. Attorneys’ Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys’ fees and costs.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year set forth above.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

ASSIGNOR:
DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company
	By:	DEL AMO FASHION CENTER HOLDING COMPANY, L.L.C., a Delaware limited liability company, its member
		By:	DEL AMO MILLS, L.L.C., a Delaware limited liability company, its Managing Member

By:

STATE OF			}
			}	SS:
COUNTY OF			}

Before me, a Notary Public in and for said County and State, personally appeared                         , to me personally known as the                          of                             , a                         , who acknowledged the execution of the foregoing instrument.

IN WITNESS my hand and Notarial seal this      day of             , 2010.

Notary Public

[SIGNATURE CONTINUED ON FOLLOWING PAGE]

ASSIGNEE:
HUDSON CAPITAL, LLC, a California limited liability company
By:
Title:
Date:

STATE OF	}
} SS:
COUNTY OF	}

Before me, a Notary Public in and for said County and State, personally appeared                    , to me personally known as the                      of                     , a                     , who acknowledged the execution of the foregoing instrument.

IN WITNESS my hand and Notarial seal this      day of             , 2010.

Notary Public

CONSENT OF GROUND SUBLESSOR

Sears, Roebuck & Co., a New York corporation, as Ground Sublessor under the above-referenced Ground Sublease, hereby consents to the assignment of the Ground Sublease as set forth above.

SEARS,ROEBUCK & CO.

By:
Printed:
Its:

EXHIBIT “E”

SAATCHI LEASE ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF SAATCHI LEASE

THIS ASSIGNMENT AND ASSUMPTION OF SAATCHI LEASE (the “Assignment”) is entered into as of June     , 2010, by and between DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company (“Assignor”) having an office at 225 West Washington Street, Indianapolis, Indiana 46204, and HUDSON CAPITAL, LLC, a California limited liability company (“Assignee”), having an address of 11601 Wilshire Blvd., Suite 1600, Los Angeles, CA 90025-0317.

1. Assignment. Assignor, for good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, transfer and assign to Assignee all of Assignor’s right, title and interest, as sublessor, in and to that certain Office Leaseby and between Assignor and Saatchi & Saatchi North America, Inc., a Delaware corporation dated as of January 1, 2005, as amended by First Amendment to Lease dated as of December 18, 2006, and by Second Amendment to Lease dated as of September 24, 2009 (the “Saatchi Lease”). Pursuant to the Saatchi Lease, Assignor is the sublessor and Saatchi is the sublessee of the Real Property located in the City of Torrance, County of Los Angeles, State of California and more particularly described in Exhibit “A” attached hereto.

2. Assumption. Assignee hereby assumes and agrees to perform and observe all of the terms, covenants, agreements, obligations and conditions to be performed or observed by the sublessor under the Saatchi Lease which are applicable to and accrue for the period on and after the date of this Assignment (the “Assumed Obligations”).

3. Indemnities. Assignor hereby agrees to indemnify and hold harmless Assignee from and against any and all claims, losses, liabilities, damages and expenses, including without limitation, reasonable attorneys’ fees and disbursements, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof of any of Assignor’s obligations as sublessor under the Saatchi Lease; provided however, Assignor’s liability hereunder shall be limited as provided in Section 17 of the Agreement (hereafter defined), incorporated herein by reference, and as otherwise provided herein.

Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor’s agents and Assignor’s and their successors and assigns from and against any and all claims, losses, liabilities, damages and expenses, including reasonable attorneys’ fees and disbursements, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof, of any of Assignee’s Assumed Obligations under the Saatchi Lease.

4. Limitation of Liability. Anything to the contrary herein contained notwithstanding, there shall be absolutely no personal liability on persons, firms or entities who constitute Assignor with respect to any of the terms, covenants, conditions and provisions of this Assignment, and Assignee shall, subject to the rights of any first mortgagee, look solely to the interest of Assignor, its successors and assigns, in the real property or other tangible assets owned by Assignor in Torrance, Los Angeles County, California, for the satisfaction of each and every remedy of Assignee in the event of default by Assignor hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

5. Power and Authority. Assignor and Assignee each represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of such party is fully empowered and authorized to do so.

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7. Counterpart Execution. This Assignment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

8. Entire Agreement. This Assignment sets forth the entire Agreement of the parties hereto with respect to the subject matter hereof and may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by each of the parties hereto.

9. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State of California, without regard to principles of conflict.

10. No Representation. This Assignment is made without recourse, representation or warranty of any kind whatsoever, except as specifically set forth in that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated June     , 2010 by and between Assignor and Assignee (the “Agreement”) which representations and warranties shall survive only for the period of survival set forth therein.

11. Attorneys’ Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys’ fees and costs.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year set forth above.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

ASSIGNOR:
DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company
	By:	DEL AMO FASHION CENTER HOLDING COMPANY, L.L.C., a Delaware limited liability company, its member
		By:	DEL AMO MILLS, L.L.C., a Delaware limited liability company, its Managing Member

By:

STATE OF			}
			}	SS:
COUNTY OF			}

Before me, a Notary Public in and for said County and State, personally appeared                         , to me personally known as the                          of                         , a                         , who acknowledged the execution of the foregoing instrument.

IN WITNESS my hand and Notarial seal this      day of             , 2010.

Notary Public

[SIGNATURE CONTINUED ON FOLLOWING PAGE]

ASSIGNEE: HUDSON CAPITAL, LLC, a California limited liability company
By:
Title:
Date:

STATE OF	}
} SS:
COUNTY OF	}

Before me, a Notary Public in and for said County and State, personally appeared                         , to me personally known as the                          of                         , a                         , who acknowledged the execution of the foregoing instrument.

IN WITNESS my hand and Notarial seal this      day of              , 2010.

Notary Public

EXHIBIT “F”

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE (“Assignment”) is entered into as of June            , 2010, by and between DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company (“Assignor”) having an office at 225 West Washington Street, Indianapolis, Indiana 46204, and HUDSON CAPITAL, LLC, a California limited liability company (“Assignee”), having an address of 11601 Wilshire Blvd., Suite 1600, Los Angeles, CA 90025-0317.

WITNESSETH

Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of             , 2010 (“Agreement”), respecting the transfer of certain “Property”, described in Exhibit “1” attached hereto and the “Improvements” located thereon (all as defined in the Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Agreement.

Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to: (i) the Personal Property, (ii) Intangible Property and (iii) the Service Contracts, subject to the conditions and limitations contained in the Agreement.

NOW, THEREFORE incorporating the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows.

1. Assignment and Sale. Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to:

(i) the Personal Property;

(ii) Records and Plans;

(iii) the Licenses and Permits;

(iv) the Service Contracts listed on Exhibit “2” attached hereto;

(v) the Warranties;

(vi) all other contracts and agreements relating to all or any portion of the Property; except to the extent Assignee has disapproved of the same and except as otherwise provided or limited in the Agreement; and

(vii) any other tangible personal property and all intangible rights in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Property,

except that owned by any tenant of the Property and except as otherwise provided or limited in the Agreement (collectively the “Sale Property”).

2. Assumption. Assignee hereby accepts the Sale Property “as is” and “where is” and assumes and agrees to perform and observe all of the terms, covenants, agreements, obligations and conditions of or affecting the Sale Property which are applicable to and accrue for the period on and after the date of this Assignment (the “Assumed Obligations”).

3. Indemnities. Assignor hereby agrees to indemnify and hold harmless Assignee from and against any and all claims, losses, liabilities, damages and expenses, including without limitation, reasonable attorneys’ fees and disbursements, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof of any of Assignor’s obligations as under or affecting the Sale Property; provided however, Assignor’s liability hereunder shall be limited as provided in Section 17 of the Agreement (hereafter defined), incorporated herein by reference, and as otherwise provided herein.

Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor’s agents and Assignor’s and their successors and assigns from and against any and all claims, losses, liabilities, damages and expenses, including reasonable attorneys’ fees and disbursements, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof, of any of the Assumed Obligations.

4. Limitation of Liability. Anything to the contrary herein contained notwithstanding, there shall be absolutely no personal liability on persons, firms or entities who constitute Assignor with respect to any of the terms, covenants, conditions and provisions of this Assignment, and Assignee shall, subject to the rights of any first mortgagee, look solely to the interest of Assignor, its successors and assigns, in the real property or other tangible assets owned by Assignor in Torrance, Los Angeles County, California, for the satisfaction of each and every remedy of Assignee in the event of default by Assignor hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

5. Power and Authority. Assignor and Assignee each represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of such party is fully empowered and authorized to do so.

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7. Counterpart Execution. This Assignment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

8. Entire Agreement. This Assignment sets forth the entire Agreement of the parties hereto with respect to the subject matter hereof and may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by each of the parties hereto.

9. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State of California, without regard to principles of conflict.

10. No Representation. This Assignment is made without recourse, representation or warranty of any kind whatsoever, except as specifically set forth in the Agreement, which representations and warranties shall survive only for the period of survival set forth therein.

11. Attorneys’ Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys’ fees and costs.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year set forth above.

ASSIGNOR:
DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company
	By:	DEL AMO FASHION CENTER HOLDING COMPANY, L.L.C., a Delaware limited liability company, its member
		By:	DEL AMO MILLS, L.L.C., a Delaware limited liability company, its Managing Member

By:

[SIGNATURE CONTINUED ON FOLLOWING PAGE]

ASSIGNEE:
HUDSON CAPITAL, LLC, a California limited liability company
By:
Title:
Date:

EXHIBIT “1” TO GENERAL ASSIGNMENT AND BILL OF SALE

LEGAL DESCRIPTION

[TO BE PROVIDED]

EXHIBIT “2” TO GENERAL ASSIGNMENT AND BILL OF SALE

LIST OF SERVICE CONTRACTS

EXHIBIT “G”

TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS

To inform HUDSON CAPITAL, LLC, a California limited liability company (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”) will not be required upon the transfer of certain real property to the Transferee by DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2. The Transferor’s U.S. employer identification number is                     ; and

3. The Transferor’s office address is 225 West Washington Street, Indianapolis, IN 46204.

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

The Transferor hereby agrees to indemnify, defend and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, actual attorneys’ fees and costs) incurred by the Transferee as a result of: (i) the Transferor’s failure to pay U.S. Federal income tax which the Transferor is required to pay under applicable U.S. law; or (ii) any false or misleading statement contained herein.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

[SIGNATURE ON FOLLOWING PAGE]

G-1

Transferor:	DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company

	By:	DEL AMO FASHION CENTER HOLDING COMPANY, L.L.C., a Delaware limited liability company, its member

By: DEL AMO MILLS, L.L.C., a Delaware limited
liability company, its Managing Member

By:

G-2

EXHIBIT “H”

FORM OF TENANT NOTICE LETTER

                    , 2010

Saatchi & Saatchi North America, Inc.

{Tenant Street}

{Tenant City, State, Zip}

RE:	Saatchi & Saatchi North America, Inc., a Delaware corporation Office Lease dated as of January 1, 2005, as amended December 18, 2006 and September 24, 2009 for that certain office building located at 3501 Sepulveda Boulevard, Torrance, California

Dear Tenant:

Please be advised that effective as of the date hereof, DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company, as Landlord, transferred all of its right, title and interest in your Lease referenced above, to HUDSON CAPITAL, LLC, a California limited liability company (“Buyer”). Until further notice from Buyer, all payments of rent and other charges now due or which become due after you receive this notice are to be made payable to HUDSON CAPITAL, LLC, and are to be mailed as follows:

Hudson Capital, LLC

11601 Wilshire Boulevard, Suite 1600

Los Angeles, California 90025-0317

Rent and other charges for periods prior to the date hereof shall be made payable to DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C. and shall be mailed to:

Del Amo Mills

P.O. Box 409657,

Atlanta, Georgia 30384-9657

Please be advised that the notice address of the Landlord as set forth in your Lease shall be the foregoing address unless another address is specified below.

H-1

You are also hereby advised that all insurance policies which under the terms of your Lease are required to name the Landlord as an insured should be changed immediately to name HUDSON CAPITAL, LLC, a California limited liability company as an additional insured and that a copy or certificate of each such insurance policy reflecting such change should be sent to Buyer within thirty (30) days after the date hereof.

We appreciate your cooperation concerning these matters.

Very truly yours,

Seller:

DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company
	By:	DEL AMO FASHION CENTER HOLDING COMPANY, L.L.C., a Delaware limited liability company, its member
		By:	DEL AMO MILLS, L.L.C., a Delaware limited liability company, its Managing Member

By:

BUYER:
HUDSON CAPITAL, LLC, a California limited liability company
By:
Title:
Date:

H-2

EXHIBIT “I”

SELLER BRING DOWN CERTIFICATE

DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company, with offices at 225 West Washington Street, Indianapolis, Indiana 46204 hereby certifies that the representations and warranties of the undersigned set forth in Section 17 of the Agreement of Purchase and Sale and Joint Escrow Instructions between DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company as Seller, and HUDSON CAPITAL, LLC, a California limited liability company as Buyer as Buyer, dated                     , 2010 (the “Agreement”) are true and correct in all material respects as of the date hereof except as may be updated by Schedule 1 attached hereto. This certificate is made subject to the limitations on scope, liability and survival, limitations on Seller’s knowledge and other matters regarding Seller’s representations and warranties set forth in the Agreement (including, without limitation, in Section 17 and the definition of “knowledge” or “notice”).

Executed as of this day     of                     , 2010.

Seller:

DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company
	By:	DEL AMO FASHION CENTER HOLDING COMPANY, L.L.C., a Delaware limited liability company, its member
		By:	DEL AMO MILLS, L.L.C., a Delaware limited liability company, its Managing Member

By:

I-1

EXHIBIT “J”

RESTRICTION AGREEMENT

THIS RESTRICTION AGREEMENT (“Agreement”) is entered into as of June             , 2010 by and between DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company (“Developer”) having an office at 225 West Washington Street, Indianapolis, Indiana 46204, and HUDSON CAPITAL, LLC, a California limited liability company (“Sublessee”), having an address of                                                  .

WHEREAS, Developer is the owner of certain real property located in the City of Torrance, County of Los Angeles, State of California and more particularly described in Exhibit A attached hereto and made a part hereof (the “Developer’s Property”) which is part of the shopping center site commonly known as Del Amo Fashion Center (the “Center”); and

WHEREAS, by that certain Assignment and Assumption of Sears Ground Sublease of even date herewith, Developer assigned to Sublessee all of Developer’s right, title and interest, as ground lessee, in and to that certain Ground Sublease by and between Sears, Roebuck and Co., a New York corporation and Developer (as successor-in-interest to The Torrance Company, a general partnership) executed on February 12, 1985 and as evidenced by that certain Memorandum of Lease dated October 27, 1999 and recorded January 24, 2000 as instrument number 00-102664 in the official records of Los Angeles County, California (the “Official Records”), as amended by that certain First Amendment to Ground Sublease dated June 30, 2003 (the “Ground Sublease”), for certain real property located in the City of Torrance, County of Los Angeles, State of California and more particularly described in Exhibit B attached hereto (the “Leasehold Property”); and

WHEREAS, by reason of the proximity of the Leasehold Property to Developer’s Property, Developer and other owners and lessees of the property adjacent to, or in close proximity to, the Center have a substantial interest in the development of the Center and the Leasehold Property; and

WHEREAS, as a condition to Developer’s agreement to assign the Ground Sublease to Sublessee, the parties have agreed to the terms, conditions and provisions of this Agreement in the manner hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants hereinafter set forth, the parties, intending to be legally bound, do hereby agree as follows:

1. Shopping Center REA. Sublessee acknowledges receipt of a copy of that certain: (i) Cross-Easement Agreement dated July 8, 1980, and recorded July 8, 1980, as Instrument No. 80-648177 in the official records of Los Angeles County, California (the “Official Records”), as amended by that certain First Agreement Amending Cross-Easement dated February 16, 1982, and recorded March 31, 1983 as Instrument No. 83-352895 in the Official

Records and (ii) 5th Agreement Amending and Restating Declaration of Establishment of Restrictions dated July 8, 1980, and recorded July 8, 1980 as Instrument No. 80-648175 in the Official Records, as amended by that certain 6th Agreement Amending REA dated February 16, 1982 and recorded March 31, 1983 as Instrument No. 83-325894 in the Official Records, and further amended by that certain 7th Agreement Amending REA dated October 25, 1990 and recorded February 1, 1991 as Instrument No. 91-154913 in the Official Records (said agreements, as the same may have been or may be amended from time to time, and all agreements executed in substitution therefor or in restatement thereof, so long as such future amendments, substitutions or restatements do not materially affect Sublessee’s operation and use of the Leasehold Property, being herein collectively called the “REA”). Sublessee acknowledges and agrees that Sublessee has taken assignment of the Ground Sublease subject to the REA including, but not limited to, any and all provisions contained in the REA restricting development on and/or use of the Leasehold Property and hereby assumes and agrees to be bound by the terms, conditions and restrictions thereof to the extent the same relate to the Leasehold Property.

2. Developer’s Property. Sublessee acknowledges and agrees for the benefit of Assignor, and its successors and assigns, that notwithstanding anything to the contrary in the Ground Sublease, the REA or any other document, Assignee and its successors and assigns shall have no right to approve or consent to any use, development, redevelopment, construction, leasing or ownership of all or any portion of the property currently commonly known as Del Amo Fashion Center, as currently configured or as may be reconfigured from time to time, including but not limited to parcels currently owned or hereafter acquired by Developer, its affiliates, pad owners, or others (all such rights, whether existing today or hereafter acquired, under the REA or otherwise, being irrevocably waived).

3. Parking Easement. Developer and Sublessee acknowledge and agree that the Leasehold Property benefits from the non-exclusive easement for parking in the Common Areas of the Center under the REA (as such Common Areas are defined in the REA). In the event the REA terminates or is terminated as to the Leasehold Property and as a result thereof, the parking easement benefiting the Leasehold Property expires and terminates and the Leasehold Property, as a result thereof, does not have sufficient parking to meet the ratio of 1 parking space per 300 square feet of leasable space on the Leasehold Property, and the building improvements on the Leasehold Property are not more than 100,000 square feet, then Developer or its successor or assign, hereby agree:

(a)	If Developer is then an owner of the fee or a leasehold interest in the Sears Tract (as defined in the REA), Developer shall grant a non-exclusive right, license or easement (as applicable to the interest held by Developer in the Sears Tract) for parking and access thereto in and to the Common Areas as such exist from time to time on the Sears Tract on terms and conditions substantially similar to those currently applicable under the REA; or

(b)

If Developer is not an owner of the fee or a leasehold interest in the Sears Tract (as defined in the REA), Developer shall grant a non-exclusive right, license or easement (as applicable to the interest held by Developer) for parking and access thereto in and to the Common Areas as such exist from time to time on the

Developer Tract (as defined in the REA) on terms and conditions substantially similar to those currently applicable under the REA.

4. Governing Law. This Agreement shall be governed and construed under and in accordance with the laws of the state where the Center is located according to its fair meaning and not in favor of or against any party.

5. Severability. If any term, provision or condition contained in this Agreement shall, to any extent, be held to be invalid, illegal or unenforceable in any respect, the remainder of this Agreement (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Agreement (and the application thereof) shall be legal, valid and enforceable to the fullest extent permitted by law.

6. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, and vice versa, unless the context requires otherwise.

7. Section Headings. The section headings herein are for convenience or reference purposes only and shall not limit or otherwise affect or be used in the construction or interpretation of the terms and provisions of this Agreement or any part hereof.

8. Counterparts. This Agreement may be executed and acknowledged in multiple originals or counterparts, each of which will be an original and, when all of the parties to this Agreement have signed and acknowledged at least one (1) original, such copies together will constitute a fully executed and binding Agreement.

9. Entire Agreement. This Agreement constitutes the sole agreement of the parties hereto and supersedes any prior discussions, understandings or agreements (written or oral) between the parties respecting the within subject matter.

10. Amendment. This Agreement shall not be amended or modified unless such amendment is set forth in writing executed by Developer and Sublessee.

11. Attorneys’ Fees. If either party files any action or brings any proceeding against the other arising out of this Agreement, or is made a party to any action or proceeding brought by a third party arising out of this Agreement, then, as between Developer and Sublessee, the prevailing party shall be entitled to recover, as an element of its costs of suit and not as damages, reasonable attorneys’ fees, para-professional fees and court costs to be fixed by the court. The “prevailing party” shall be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys’ fees or para-professional fees.

12. Binding Effect. Each and all of the covenants, restrictions, conditions and provisions contained in this Agreement, whether of an affirmative or negative nature, (i) are made for the direct and mutual benefit of the Leasehold Property, and Developer’s Property, and each and every portion thereof, and will constitute covenants running with the land of the Leasehold Property and Developer’s Property; (ii) will bind every sublessee of all or any portion of the Leasehold Property and every owner of Developer’s Property and (iii) will inure to the benefit of the parties and their respective successors and assigns.

13. Conflicts. To the extent of a conflict between either, all or any combination of this Agreement, any applicable laws and/or the REA, the terms and provisions of either of this Agreement, laws, and/or the REA which impose the most stringent standard shall control.

14. Joint and Several Liability. If any future Sublessee is a partnership or other business organization the members of which are subject to personal liability pursuant to statute, court rule or common law, the liability of each such member shall be deemed to be joint and several.

15. Limitation of Liability. Anything to the contrary herein contained notwithstanding, there shall be absolutely no personal liability on persons, firms or entities who constitute Developer with respect to any of the terms, covenants, conditions and provisions of this Agreement, and Sublessee shall, subject to the rights of any first mortgagee, look solely to the interest of Developer, its successors and assigns, in the Center for the satisfaction of each and every remedy of Sublessee in the event of default by Developer hereunder; such exculpation of personal liability is absolute and without any exception whatsoever. In the event the Developer transfers its interest in Developer’s Property, it shall be released from all liability for performance of any covenants, restrictions and conditions on the part of the Developer which is thereafter to be performed hereunder. The transferee shall be deemed to have assumed all of the covenants, restrictions and conditions herein to be observed by the Developer with the result that such covenants, restrictions and conditions shall bind Developer, its successors and assigns, only during and in respect of their respective successive periods of ownership.

16. Power and Authority. Developer and Sublessee each represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of such party is fully empowered and authorized to do so.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Developer and Sublessee and their respective successors and assigns.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Developer and Sublessee have executed and delivered this Assignment as of the day and year set forth above.

ASSIGNOR:
DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company

By:	DEL AMO FASHION CENTER HOLDING COMPANY, L.L.C., a Delaware limited liability company, its member

	By:	DEL AMO MILLS, L.L.C., a Delaware limited liability company, its Managing Member

By:

STATE OF INDIANA	}
} SS:
COUNTY OF MARION	}

Before me, a Notary Public in and for said County and State, personally appeared                    , to me personally known as the                     of Del Amo Mills, L.L.C., a Delaware limited liability company , the Managing Member of Del Amo Fashion Center Holding Company, LLC, a Delaware limited liability company, the member of Del Amo Fashion Center Operating Company, L.L.C., a Delaware limited liability company, who acknowledged the execution of the foregoing instrument.

IN WITNESS my hand and Notarial seal this                    day of                     , 2010.

Notary Public

[SIGNATURE CONTINUED ON FOLLOWING PAGE]

ASSIGNEE:
HUDSON CAPITAL, LLC, a California limited liability company

By:
Title:
Date:

STATE OF	}
} SS:
COUNTY OF	}

Before me, a Notary Public in and for said County and State, personally appeared                     , to me personally known as the                      of Hudson Capital, LLC, a California limited liability company, who acknowledged the execution of the foregoing instrument.

IN WITNESS my hand and Notarial seal this      day of                     , 2010.

Notary Public

Exhibit A

Legal Description of Developer’s Property

Exhibit B

Legal Description of Leasehold Parcel

EXHIBIT “K”

BUYER BRING DOWN CERTIFICATE

HUDSON CAPITAL, LLC, a California limited liability company with offices at 11601 Wilshire Boulevard, Suite 1600, Los Angeles California 90025-0317 hereby certifies that the representations and warranties of the undersigned set forth in Section 18 of the Agreement of Purchase and Sale and Joint Escrow Instructions between DEL AMO FASHION CENTER OPERATING COMPANY, L.L.C., a Delaware limited liability company as Seller, and HUDSON CAPITAL, LLC, a California limited liability company as Buyer as Buyer, dated             , 2010 (the “Agreement”) are true and correct in all material respects as of the date hereof. The undersigned further certifies that Buyer has no knowledge of information that is contrary to the representations and warranties set forth in the “Seller Bring Down Certificate,” except as shown on Schedule 1 attached hereto.

Executed as of this             day of                     , 2010.

BUYER:
HUDSON CAPITAL, LLC, a California limited liability company

By:
Title:
Date:

K-1